As filed with the Securities and Exchange Commission on April 25, 2018

File No. 000-10788

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM 1-A

REGULATION A OFFERING STATEMENT

UNDER THE SECURITIES ACT OF 1933

LYKUID, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	7370	82-3171279
(State or Other Jurisdiction of Incorporation or Organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

688 Meridian Ave, Ste. 700

Miami Beach, FL 33139

(949) 275-3697

Jack Riedel

Lykuid, Inc.

688 Meridian Ave, Ste. 700

Miami Beach, FL 33139

(949) 275-3697

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT OFFERING CIRCULAR IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART II — INFORMATION REQUIRED IN OFFERING CIRCULAR

See attached

PRELIMINARY OFFERING CIRCULAR APRIL 25, 2018, SUBJECT TO COMPLETION

An Offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering statement in which such Final Offering Circular was filed may be obtained.

LYKUID, INC.

Up to 8,750,000 Shares of Common Stock

Lykuid, Inc., a Florida corporation (the “Company,”, “Lykuid,” “we,” “us,” “our” and similar expressions) is offering up to 8,750,000 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), in this offering (the “Offering”) through a Tier 2 Offering pursuant to Regulation A (“Regulation A+”) under the Securities Act of 1933, as amended (the “Securities Act”). The Shares are being offered at a purchase price of $4.00 per Share (the “Offering Price”) on a “best efforts” basis by the officers and directors of the Company.

. Our executive offices are located at 688 Meridian Ave, Suite 700, Miami Beach, FL 33139 and our telephone number is (949) 275-3697. Our website is www.lykuid.com, the contents of which are not incorporated in this Offering circular.

Generally, no sale may be made to you in this Offering to the extent that the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

We are a development stage company.  Since our inception in October 2017, we have been focused on early-stage business activities, including building a team, designing our software and user interface, gathering a large informational database, and developing a pricing strategy. We have had nominal operations and no assets other than cash or cash equivalents.  As a result, we are deemed to be a “shell company” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

The Offering Price has been fixed at $4.00 per Share throughout the Offering period. The minimum subscription shall be for 100 Shares ($400), although we reserve the right to accept subscriptions for lesser amounts in our sole discretion. The Offering Price has been arbitrarily determined by the Company and bears no relationship to conventional criteria, such as book value or earnings per share, and shall be fixed throughout the term of this Offering. There can be no assurance that the Offering Price bears any relation to the current fair market value of the Common Stock.

This Offering is being conducted on a “best-efforts” basis by our officers and directors. We may also sell the Shares through one or more websites owned and operated by unaffiliated third parties.

We intend to market the shares in this offering through one or more third party marketing platforms. We have engaged IPOFlOW’s website, www.ipoflow.com, a third-party marketing platform owned by Adamson Brothers Corp., an entity of which Mr. Andy Altahawi has voting and dispositive control. We have entered into an agreement with Adamson Brothers Corp. October 16th, 2017 amendment on February 15th, 2018 pursuant to which Mr. Altahawi has provided the Company with legal and business development advisory services to the Company since inception and in connection with this offering in consideration for $25,000 and an aggregate amount of 2,500,000 unregistered Common Stock. Pursuant to the amendment dated February 15th, 2018, between Adamson Brothers Corp. and the Company, the parties memorialized the parties’ agreement that the Company would be listed on www.ipoflow.com for marketing purposes for no additional compensation to Adamson Brothers Corp. or Mr. Altahawi for such services, and we have issued the 2,500,000 shares to Mr. Altahawi as of February 15th, 2018 for services rendered.

Our officers, directors will not receive any commission or any other remuneration for any sales. In Offering the Shares on our behalf, our officers, directors and employees will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). There is currently no underwriter or sales agents for the Shares; however, we reserve the right to retain the services of one or more FINRA registered broker-dealers to serve as the underwriter of the Shares in consideration for customary fees and commissions not exceeding those imposed by FINRA. In the event we engage an underwriter, we will file an amendment to this Offering Circular to disclose the name of the underwriter and the terms of underwriting compensation. See “Plan of Distribution.”

The Offering will commence within two calendar days after this Offering circular has been qualified by the U.S. Securities and Exchange Commission (the “Commission” or the “SEC”). There is no minimum number of Shares that we must sell in order to conduct a closing in this Offering and we intend to have multiple closings until the termination of the Offering period. This Offering will terminate upon the earlier of (i) such time as all of the Shares have been sold pursuant to this Offering Circular; (ii) our board of directors determines to terminate the Offering; or (iii) 365 days from the qualified date of this Offering Circular, unless extended by our directors for an additional 90 days (the “Offering Period”).

After the Offering Statement has been qualified by the SEC, we will accept tenders of funds to purchase the Shares. We may close on investments on a “rolling” basis (so not all investors will receive their Shares on the same date). The Company will hold all funds it receives in a segregated bank account. Upon each closing, the proceeds collected for such closing will be disbursed to the Company and the Shares for each closing will be issued to investors. If we decide to cancel or terminate the Offering, the proceeds for the Offering held in our segregated bank account will be promptly returned to Offering Circular purchasers, without interest thereon or deduction therefrom. You will not have the right to withdraw your funds during the Offering period. See “Plan of Distribution.”

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and we have elected to comply with certain reduced public company reporting requirements.

This Offering Circular follows the disclosure format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES OF OUR COMMON STOCK ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 13 OF THIS OFFERING CIRCULAR.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the Offering, nor does it pass upon the accuracy or completeness of any Offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

	Price to public		Underwriter discounts and commissions (1)		Proceeds to the issuer (2)		Proceeds to other persons
Per Share		$4.00		$0.00		$4.00		$0.00
Total Minimum Amount	$	N/A	$	N/A	$	N/A	$	N/A
Total Maximum Amount		$35,000,00.00		$0.00		$35,000,000.00		$0.00

(1)

There is currently no underwriter or sales agents for the Shares; however, the Company reserves the right to retain the services of one or more FINRA registered broker-dealers to serve as the underwriter of the Shares in consideration for customary fees and commissions not exceeding those imposed by FINRA. In the event we engage an underwriter, we will file an amendment to this Offering Circular to disclose the name of the underwriter and the terms of underwriting compensation. See “Plan of Distribution.”

(2)

Before deducting expenses, estimated to be approximately to be $45,000 including legal fees and accounting fees. For more information about the expenses of this Offering, please see the section entitled, “Plan of Distribution.”

(3)	There is no minimum number of Shares that must be sold in this Offering other than each investor must invest at least $400 (100 Shares) which may be waived by the Company.

The date of this Offering circular is April 25, 2018

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.

OFFERING CIRCULAR SUMMARY

The following summary highlights selected information from this Offering Circular and may not contain all of the information that is important to you. To understand our business and this Offering fully, you should read this entire Offering Circular carefully, including the financial statements and the related notes in this Offering Circular, and the Risk Factors beginning on page 13. When we refer in this Offering circular to the “Company,” “we,” “us,” and “our,” we mean Lykuid, Inc., a Florida corporation. This Offering circular contains forward-looking statements and information relating to the Company.

Our Company

Lykuid, Inc. is a development stage company incorporated in the state of Florida on October 19, 2017. Our principal executive offices are located at 1688 Meridian Ave., Suite 700, Miami Beach, FL 33139. Our telephone number is (949) 275-3697.  Our website is www.Lykuid.com, the contents of which are incorporated by reference into this Offering Circular. The Company also has an office at 600 Anton Blvd. 11th Floor, Costa Mesa, CA 92626

We are an artificial intelligence (AI) software developer and provider. To date, our activities have been primarily focused on software development and market research. By using advanced algorithms and machine learning, our B2B software is being developed to allow online businesses that rely on the internet as their sole or primary means of revenue generation to maximize revenue generation and revenue stability. Our services will include software monitoring solutions that detect and/or prevent catastrophic revenue-impacting failures. Our proprietary software, which is currently under development, is built to learn from data as a means of providing what users want and then providing more of it. Our meaningful and supervised use of artificial intelligence and machine learning will capture information from users as they use our proprietary software. We will then utilize that data to become more accurate and effective for the next user – even if the “next user” is using Lykuid in a different company.

Revenue generating applications often fail and crash. When they do, their company’s revenue and business reputation are often at risk. Our infrastructure monitoring platform called Lykuid – will offer customers a faster, more efficient way to “Keep Revenues Flowing.” Lykuid will provide real time, proactive information regarding revenue downtime and the issues that can result in both massive revenue losses – as well as costly ‘fire drills’ for the tech teams that support these applications.

Compared with existing industry offerings, Lykuid will employ advanced artificial intelligence (AI) and machine learning (ML) technology as a “next generation” solution to dramatically shrink the time-to-downtime-resolution. Our software will utilize both advanced supervised and unsupervised machine learning algorithms to mitigate false notifications, distill metrics visuals, and build ongoing accuracy of issues via advanced AI assessment in real time.

The key capabilities of our solutions include:

PREDICTIVE ANALYTICS

Lykuid identifies hidden patterns of interrelated behavior across cloud resources and provides actionable insights for high-performing engineering teams. Lykuid’s advanced machine learning engine learns from the complex, interrelated patterns of behavior between cloud applications and services to provide powerful insights for high performing engineering teams.

CURATED INSIGHTS

Lykuid uses adaptive machine learning to self-learn and self-optimize. This method eliminates the need to set and maintain alert thresholds manually

PREDICTIVE INSIGHTS

Lykuid’s advanced machine learning engine identifies early indicators of impending issues so teams can take action before business is negatively impacted. Lykuid shows predictive recommendations related to our customers’ solution search.

To date, Lykuid has two dozen test users and our user base is growing. The growing user base that now uses Lykuid is becoming a community, a community all seeking to find, and use predictive answers to pressing engineering support issues. Lykuid’s platform provides recommendations that use that collective, community intelligence to go beyond simple correlations. This process leverages the entire base of Lykuid users to achieve the best outcomes for all.

Most engineering support teams use multiple support software systems simultaneously to manage their Internet businesses. Lykuid was created with that in mind and designed to be as collaborative as possible. Therefore, Lykuid supplements most other solutions. Our platform can be used as a stand-alone, or may be integrated with other applications – so there’s no need to remove any existing applications or tools. Lykuid’s users appreciate this because it helps them derive value quickly from our platform. This also helps us accelerate our sales cycle.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise generally applicable to public companies. These reduced reporting requirements include:

●	An exemption from compliance with the auditor attestation requirement on the effectiveness of our internal controls over financial reporting;

●	Reduced disclosure about our executive compensation arrangements; and

●	An exemption from the requirements to obtain a non-binding advisory vote on executive compensation or shareholder approval of any golden parachute arrangements.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our capital stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some, but not all, of the available benefits of the JOBS Act. We have taken advantage of some of the reduced reporting requirements in this Offering circular. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. In addition, the JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies until we are required or choose to do so, whichever is earlier.

We prepare our financial statements in accordance with Generally Accepted Accounting Principles in the United States of America (U.S. GAAP). See “Risk Factors—We are an ‘emerging growth company’ and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Offering less attractive to investors.”

This Offering

Issuer:	Lykuid, Inc., a Florida corporation

Securities offered:	Maximum of 8,750,000 shares (the “Shares”) of Common Stock, par value $0.0001 per share (the “Common Stock”).

Price per Share:	$4.00 per Share

Offering Amount:	$35,000,000 if all of the Shares are sold.

Offering Period:

The Offering will terminate upon the earliest of (i) such time as all of the Common Stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this Offering Circular unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the Offering.

Common Stock outstanding before the Offering:	32,500,000 shares of Common Stock.

Common Stock outstanding after the Offering:	41,250,000 shares of Common Stock, assuming all 8,750,000 Shares are sold.

Use of Proceeds:

If we sell all of the Shares, our net proceeds will be approximately $34,955,000. We intend to use these net proceeds for:

Software development and support, consisting of the continued development and rollout of our first phase of our operating platform;

IT infrastructure and proprietary software platform, consisting of cloud based, integrated systems to support our users. The infrastructure connects disparate systems bringing essential data points to user tasks. These systems that comprise our platform require high usage and highly scalable provider resources and alliances;

General office expenses consisting of rent, office supplies and computer and other equipment; and

Working capital and other general corporate purposes.

See “Use of Proceeds” on page 33 of this Offering Circular.

Proposed Listing:

Prior to this Offering, there has been no public market for our Common Stock. We have submitted an application with The NASDAQ Stock Market LLC (“NASDAQ”) to list our Common Stock on The NASDAQ Capital Market.

In order to list, the NASDAQ Capital Market requires that, among other criteria, at least 1,000,000 publicly-held shares of our Common Stock be outstanding, the shares be held in the aggregate by at least 300 round lot holders, the market value of the publicly-held shares of our Common Stock be at least $15.0 million, and the bid price per share of our Common Stock be $4.00 or more. We will not satisfy these requirements until we have a sufficient amount of subscriptions in this Offering.

Our Common Stock will not be able to commence trading on NASDAQ until all of the following conditions are met: (i) the Offering is completed, and (ii) we have filed a post-qualification amendment to the Offering Statement and a registration statement on Form 8-A (“Form 8-A”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such post-qualification amendment is qualified by the SEC and the Form 8-A has become effective. Pursuant to applicable rules under Regulation A, the Form 8-A will not become effective until the SEC qualifies the post-qualification amendment. We intend to file the post-qualification amendment and request its qualification immediately prior to the termination of the Offering in order that the Form 8-A may become effective as soon as practicable. Even if we meet the minimum requirements for listing on NASDAQ, we may wait before terminating the Offering and commencing the trading of our Common Stock on NASDAQ in order to raise additional proceeds. As a result, you may experience a delay between the closing of your purchase of shares of our Common Stock and the commencement of exchange trading of our Common Stock on NASDAQ.

This Offering is not contingent upon receiving NASDAQ’s listing approval. In the event we do not meet NASDAQ’s initial listing qualification requirements, we intend to apply to have our Common Stock listed on another national securities exchange.

Shell Company Status:

We are a “shell company” within the meaning of Rule 405 under to Securities Act and Rule 12b-2 of the Exchange Act due to the fact that we have nominal non-cash assets and nominal operations.  Accordingly, the Shares sold in this Offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i).  A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell their securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144.  “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this Offering Circular, but without an Offering of securities.  These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

Risk Factors:

Investing in the Shares involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this Offering Circular starting on page 13.

RISK FACTORS

Investing in the Shares involves a high degree of risk. In evaluating Lykuid and investing in the Shares, careful consideration should be given to the following risk factors, in addition to the other information included in this Offering Circular. Each of these risk factors could materially adversely affect Lykuid’s business, software, operating results or financial condition, as well as adversely affect the value of an investment in our Shares. The following is a summary of the most significant factors that make this Offering speculative or substantially risky. The Company is still subject to all the same risks that all companies in its industry, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as variations of technologies). You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to Our Business and Industry

Since we are a development stage company, have generated no revenues and lack an operating history, an investment in the Shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plans.

Lykuid, Inc. is a development stage company incorporated in October 2017. Since our inception, we have been primarily focused on building a team, designing our software and user interface, gathering a large informational database, and developing a pricing strategy and have not generated any revenues. As a result of our lack of operating history, our ability to forecast our future operating results is limited and subject to a number of uncertainties, including our ability to plan for and model future growth. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing sufficient revenues or in achieving or sustaining positive cash flow at any time in the future.

Our auditors have issued a “going concern” audit opinion.

Our independent auditors have indicated in their report on our October 31, 2017 financial statements that there is substantial doubt about our ability to continue as a going concern. A “going concern” opinion indicates that the financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if we do not continue as a going concern. Therefore, you should not rely on our consolidated balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to shareholders, in the event of liquidation.

We are a startup company and face challenges often encountered by startups.

We have encountered and will encounter risks and uncertainties frequently experienced by growing companies in rapidly changing industries, such as the risks and uncertainties described herein. If our assumptions regarding these risks and uncertainties (which we use to plan our business) are incorrect or change due to changes in our markets, or if we do not address these risks successfully, our operating and financial results could differ materially from our expectations and our business could suffer.

Failure to manage our growth may adversely affect our business or operations.

We expect to complete the development phase and then begin operations to grow our business rapidly over the next several years. This growth will place a significant strain on our management team and employees and on our operating and financial systems. To manage our future growth, we must continue to scale our business functions, improve our financial and management controls and our reporting systems and procedures and expand and train our work force. We anticipate that additional investments in sales personnel, technology and research and development spending will be required to:

scale our operations and increase productivity;

address the needs of our clients and partners;

further develop and enhance our existing technologies and solutions;

develop new technology; and

expand our markets and opportunity under management, including into innovative solutions and geographic areas.

We cannot assure you that our controls, systems and procedures will be adequate to support our future operations or that we will be able to manage our growth effectively. We also cannot assure you that we will be able to continue to establish and expand our market presence. Failure to effectively manage growth could result in difficulty or delays in deploying clients, declines in quality or satisfaction of service, increases in costs, difficulties in introducing new features or other operational difficulties, and any of these difficulties could adversely impact our business performance and results of operations.

Our efforts to increase use of our platform and services may not succeed and may negatively affect our revenue growth rate.

The success of sales and marketing for our software platform, which is a B2B software solution for revenue generating internet businesses, is unpredictable. Future level of market acceptance is unpredictable. Further, the introduction of new solutions may not be successful, which would adversely affect potential of growth. We are unable to determine with any certainty the satisfactory level from clients using our platform and may not be able to determine with certainty the extent to which our innovative solutions are being embraced by customers. Any factor adversely affecting sales of our platform or solutions, including release cycles, market acceptance, competition, performance and reliability, reputation and economic and market conditions, could adversely affect our business and operating results.

Our solutions face competition in the marketplace. If we are unable to compete effectively, our operating results could be adversely affected.

We compete with many types of companies, including diversified software solutions. Many of our existing competitors, as well as a number of potential new competitors, have longer operating histories, greater name recognition, more established customer bases and significantly greater financial, technical, marketing and other resources than we do. As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements. We could lose customers if our competitors introduce new competitive products and technologies, add new features, acquire competitive products, reduce prices, form strategic alliances with other companies or are acquired by third parties with greater available resources. We also face competition from a variety of vendors of software applications that address only a portion of one of our solutions. We may also face increasing competition from open source software initiatives, in which competitors may provide software and intellectual property for free. In addition, if a prospective customer is currently using a competing solution, the customer may be unwilling to switch to our solutions without access to setup support services. If we are unable to provide those services on terms attractive to the customer, the prospective customer may be unwilling to utilize our solutions. If our competitors’ products, services or technologies become more accepted than our solutions, if they are successful in bringing their products or services to market earlier than ours, or if their products or services are more technologically capable than ours, then our revenue could be adversely affected. In addition, some of our competitors may offer their products and services at a lower price. If we are unable to achieve our target pricing levels, our operating results would be negatively affected. Pricing pressures and increased competition could result in reduced sales, reduced margins, losses or a failure to maintain or improve our competitive market position, any of which would adversely affect our business.

If we do not keep pace with technological changes, our solutions may become less competitive and our business may suffer.

Our market is characterized by rapid technological change, frequent product and service innovation and evolving industry standards. If we are unable to provide enhancements and new features for solutions that keep pace with these technological developments, our business could be adversely affected. The success of enhancements, new features and solutions depends on several factors, including the timely completion, introduction and market acceptance of the enhancements or new features or solutions. Failure in this regard may significantly impair our revenue growth. In addition, because our solutions are designed to operate on a variety of systems, we will need to continuously modify and enhance our solutions to keep pace with changes in internet-related hardware, software, communication, browser and database technologies. We may not be successful in either developing these modifications and enhancements or in bringing them to market in a timely fashion. Furthermore, uncertainties about the timing and nature of new network platforms or technologies, or modifications to existing platforms or technologies, could increase our research and development expenses. Any failure of our solutions to keep pace with technological changes or operate effectively with future network platforms and technologies could reduce the demand for our solutions, result in customer dissatisfaction and adversely affect our business.

If the market for our technology delivery model and proprietary software develops more slowly than we expect, our business could be harmed.

The market for artificial intelligence-based software is not as mature as the market for current widely used software types, and it is uncertain whether our services will sustain high levels of demand and market acceptance. Our success will depend to a substantial extent on the willingness of companies to increase their use of artificial intelligence-based services in general, and of our solutions in particular. Many companies have invested substantial personnel and financial resources to integrate traditional software into their businesses, and therefore may be reluctant or unwilling to migrate to an artificial intelligent based service. Furthermore, some companies may be reluctant or unwilling to use artificial intelligent based services because they have concerns regarding the risks associated with security capabilities, among other things, of the technology delivery model associated with these services. If companies do not perceive the benefits of artificial intelligent based software, then the market for our solutions may develop more slowly than we expect, or the market for our new solutions may not develop at all, either of which would significantly adversely affect our operating results. We may not be able to adjust our spending quickly enough if market growth falls short of our expectations or we may make errors in predicting and reacting to relevant business trends, either of which could harm our business. If the market for our intelligent solutions does not evolve in the way we anticipate, or if customers do not recognize the benefits of our intelligent solutions over traditional on-premise enterprise software products, and as a result we are unable to increase sales of subscriptions to our solutions, then our revenue may not grow or may decline, and our operating results would be harmed.

The success of our artificial intelligence-based solutions largely depends on our ability to provide reliable solutions to our customers. If a customer were to experience a product defect, a disruption in its ability to use our solutions or a security flaw, demand for our solutions could be diminished, we could be subject to substantial liability and our business could suffer.

Because our solutions are complex and we will continually evolve new features, our solutions could have errors, defects, viruses or security flaws that could result in unanticipated downtime for our clients and harm our reputation and our business. Internet-based software frequently contains undetected errors or security flaws when first introduced or when new versions or enhancements are released. We might from time to time find such defects in our solutions, the detection and correction of which could be time consuming and costly. Since our customers use our solutions for important aspects of their business, any errors, defects, disruptions in access, security flaws, viruses, data corruption or other performance problems with our solutions could hurt our reputation and may damage our customers’ businesses. If that occurs, customers could elect not to continue using our services or withhold payment to us or may make warranty or other claims against us, which could result in an increase in our provision for doubtful accounts, an increase in collection cycles for accounts receivable or the expense and risk of litigation. We could also lose future sales. In addition, if the public becomes aware of security breaches of our solutions, our future business prospects could be adversely impacted.

Any failure or interruptions in the internet infrastructure, bandwidth providers, data center providers, other third parties or our own systems for providing our solutions to customers could negatively impact our business.

Our ability to deliver our solutions is dependent on the development and maintenance of the internet and other telecommunications services by third parties. Such services include maintenance of a reliable network backbone with the necessary speed, data capacity and security for providing reliable internet access and services and reliable telecommunications systems that connect our operations. While our solutions are designed to operate without interruption, we may experience interruptions and delays in services and availability from time to time. We rely on systems as well as third-party vendors, including data center, bandwidth, and telecommunications equipment providers, to provide our solutions. We do not maintain redundant systems or facilities for some of these services. In the event of a catastrophic event with respect to one or more of these systems or facilities, we may experience an extended period of system unavailability, which could negatively impact our relationship with our customers.

Any failure to offer high-quality technical support services may adversely affect our relationships with our customers and our financial results.

Once our solutions are deployed, our customers depend on our customer success organization to resolve technical issues relating to our solutions. We may be unable to respond quickly enough to accommodate short-term increases in customer demand for support services. We also may be unable to modify the format of our support services to compete with changes in support services provided by our competitors. Increased customer demand for these services, without corresponding revenue, could increase costs and adversely affect our operating results. In addition, our sales process is highly dependent on our solutions and business reputation and on positive recommendations from our existing customers. Any failure to maintain high-quality technical support, or a market perception that we do not maintain high-quality support, could adversely affect our reputation, our ability to sell our solutions to existing and prospective customers, and our business, operating results and financial position.

Adverse economic conditions or reduced technology spending may adversely impact our business.

Our business depends on the overall demand for technology and on the economic health of our prospective customers. In general, worldwide economic conditions remain unstable, and these conditions make it difficult for our customers, prospective customers and us to forecast and plan future business activities accurately, and they could cause our prospective customers to reevaluate their decision to purchase our solutions. Weak global economic conditions, or a reduction in technology spending even if economic conditions improve, could adversely impact our business, financial condition and results of operations in a number of ways, including longer sales cycles, lower prices for our solutions, reduced services and lower or no growth.

We depend on our senior management team and other key employees, and the loss of one or more key employees could adversely affect our business.

Our success depends largely upon the continued services of our executive officers and directors. We also rely on our leadership team and other mission-critical individuals in the areas of research and development, tech development and support, marketing, sales, services and general and administrative functions. From time to time, there may be changes in our management team resulting from the hiring or departure of executives or other key employees, which could disrupt our business. Our senior management and key employees are generally employed under employment agreements. The loss of one or more of our executive officers or key employees, could have a material adverse effect on our business. Also, we do not have any key person life insurance policies on officers and directors and we do not anticipate acquiring key man insurance in the foreseeable future.

Our ability to attract, train and retain qualified employees is crucial to our results of operations and any future growth.

To execute our growth plan, we must attract and retain highly qualified personnel. Competition for these individuals is intense, especially for engineers with high levels of experience in designing and developing software and internet-related services, senior sales executives and professional services personnel with appropriate financial reporting experience. We expect to experience difficulty in hiring and retaining employees with appropriate qualifications. Many of the companies with which we compete for experienced personnel have greater resources than we have. If we hire employees from competitors or other companies, their former employers may attempt to assert that these employees have breached their legal obligations or that we have induced such breaches, resulting in a diversion of our time and resources. If we fail to attract new personnel or fail to retain and motivate our current personnel, our business and future growth prospects could be adversely affected.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business

Data security concerns and laws or other domestic or foreign regulations may reduce the effectiveness of our solutions and adversely affect our business.

We manage private and confidential information and documentation related to our customers’ finances and transactions, often prior to public dissemination. The use of insider information is highly regulated in the United States and abroad, and violations of securities laws and regulations may result in civil and criminal penalties. Privacy and data security are rapidly evolving areas of regulation, and additional regulation in those areas, some of it potentially difficult and costly for us to accommodate, is frequently proposed and occasionally adopted. Changes in laws restricting or otherwise governing data and transfer thereof could result in increased costs and delay operations.

In addition to government activity, the technology industry and other industries are considering various new, additional or different self-regulatory standards that may place additional burdens on us. If the processing of private and confidential information were to be curtailed in this manner, our software solutions may be less effective, which may reduce demand for our solutions and adversely affect our business. Furthermore, government agencies may seek to access sensitive information that our customers upload to our service providers or restrict customers’ access to our service providers. Laws and regulations relating to government access and restrictions are evolving, and compliance with such laws and regulations could limit adoption of our services by customers and create burdens on our business. Moreover, regulatory investigations into our compliance with privacy-related laws and regulations could increase our costs and divert management attention.

If we or our service providers fail to keep our customers’ information confidential or otherwise handle their information improperly, our business and reputation could be significantly and adversely affected.

If we fail to keep customers’ proprietary information and documentation confidential, we may lose existing customers and potential new customers and may expose them to significant loss of revenue based on the premature release of confidential information. While we have security measures in place to protect customer information and prevent data loss and other security breaches, these measures may be breached as a result of third-party action, employee error, malfeasance or otherwise. Because the techniques used to obtain unauthorized access or sabotage systems change frequently and generally are not identified until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures.

In addition, our service providers (including, without limitation, hosting facilities, disaster recovery providers and software providers) may have access to our customers’ data and could suffer security breaches or data losses that affect our customers’ information.

If an actual or perceived security breach or premature release occurs, our reputation could be damaged and we may lose future sales and customers. We may also become subject to civil claims, including indemnity or damage claims in certain customer contracts, or criminal investigations by appropriate authorities, any of which could harm our business and operating results. Furthermore, while our errors and omissions insurance policies include liability coverage for these matters, if we experienced a widespread security breach that impacted a significant number of our customers for whom we have these indemnity obligations, we could be subject to indemnity claims that exceed such coverage.

Any failure to protect our intellectual property rights could impair our ability to protect our proprietary technology and our brand.

We continue to develop our software and our success substantially depends and will continue to depend upon our proprietary methodologies and other intellectual property rights. Unauthorized use of our trade secret by third parties may damage our brand and our reputation. We also rely on a trade secret laws, employee and third-party non-disclosure and non-competition agreements and other methods to protect our intellectual property. However, unauthorized parties may attempt to copy or obtain and use our technology to develop products with the same functionality as our solutions. We cannot assure you that the steps we take to protect our intellectual property will be adequate to deter misappropriation of our proprietary information or that we will be able to detect unauthorized use and take appropriate steps to protect our intellectual property. United States federal and state intellectual property laws offer limited protection, and the laws of some countries provide even less protection. Moreover, changes in intellectual property laws, such as changes in the law regarding the patentability of software, could also impact our ability to obtain protection for our solutions. In addition, patents may not be issued with respect to our pending or future patent applications. Those patents that are issued may not be upheld as valid, may be contested or circumvented, or may not prevent the development of competitive solutions.

We might be required to spend significant resources and divert the efforts of our technical and management personnel to monitor and protect our intellectual property. Litigation brought to protect and enforce our intellectual property rights could be costly, time-consuming and distracting to management and could result in the impairment or loss of portions of our intellectual property. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property rights. Any failure to secure, protect and enforce our intellectual property rights could seriously adversely affect our brand and adversely impact our business.

Assertions by third parties of infringement or other violations by us of their intellectual property rights could result in significant costs and harm our business and operating results.

Our success depends upon our ability to refrain from infringing upon the intellectual property rights of others. Some companies, including some of our competitors, own large numbers of patents, copyrights and trademarks, which they may use to assert claims against us. As we grow and enter new markets, we will face a growing number of competitors. As the number of competitors in our industry grows and the functionality of products in different industry segments overlaps, we expect that software and other solutions in our industry may be subject to such claims by third parties. Third parties may in the future assert claims of infringement, misappropriation or other violations of intellectual property rights against us. We cannot assure you that infringement claims will not be asserted against us in the future, or that, if asserted, any infringement claim will be successfully defended. A successful claim against us could require that we pay substantial damages or ongoing royalty payments, prevent us from Offering our services, or require that we comply with other unfavorable terms. We may also be obligated to indemnify our customers or business partners or pay substantial settlement costs, including royalty payments, in connection with any such claim or litigation and to obtain licenses, modify applications or refund fees, which could be costly. Even if we were to prevail in such a dispute, any litigation regarding our intellectual property could be costly and time-consuming and divert the attention of our management and key personnel from our business operations.

If we fail to continue to develop our brand, our business may suffer.

We believe that continuing to develop and maintain awareness of our brand is critical to achieving widespread acceptance of our solution and is an important element in attracting and retaining customers. Efforts to build our brand may involve significant expense and may not generate customer awareness or increase revenue at all, or in an amount sufficient to offset expenses we incur in building our brand.

Promotion and enhancement of our name and the brand names of our solutions depends largely on our success in being able to provide high quality, reliable and cost-effective solutions. If customers do not perceive our solutions as meeting their needs, or if we fail to market our solutions effectively, we will likely be unsuccessful in creating the brand awareness that is critical for broad customer adoption of our solutions. That failure could result in a material adverse effect on our business, financial condition and operating results.

We may need to raise additional capital, which may not be available to us.

We will require substantial funds to support the implementation of our business plan. Our future liquidity and capital requirements are difficult to predict as they depend upon many factors, including the success of our solutions and competing technological and market developments. In the future, we may require additional capital to respond to business opportunities, challenges, acquisitions, a decline in the level of customer prepayments or unforeseen circumstances and may determine to engage in equity or debt financings or enter into credit facilities for other reasons, and we may not be able to timely secure additional debt or equity financing on favorable terms, or at all. Any debt financing obtained by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. If we raise additional funds through further issuances of equity, convertible debt securities or other securities convertible into equity, our existing shareholders could suffer significant dilution in their percentage ownership of our company, and any new equity securities we issue could have rights, preferences and privileges senior to those of holders of Common Stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to grow or support our business and to respond to business challenges could be significantly limited.

Changes in laws and regulations related to the internet or changes in the internet infrastructure itself may diminish the demand for our solutions and could have a negative impact on our business.

The future success of our business depends upon the continued use of the internet as a primary medium for commerce, communication and business solutions. Federal, state or foreign government bodies or agencies have in the past adopted, and may in the future adopt, laws or regulations affecting the use of the internet as a commercial medium. Changes in these laws or regulations could require us to modify our solutions in order to comply with these changes. They can also require our clients to modify their applications, which may have an influence on the Company. In addition, government agencies or private organizations may begin to impose taxes, fees or other charges for accessing the internet or commerce conducted via the internet. These laws or charges could limit the growth of internet-related companies generally or result in reductions in the demand for internet-based solutions such as ours.

In addition, the use of the internet as a business tool could be adversely affected due to delays in the development or adoption of new standards and protocols to handle increased demands of internet activity, security, reliability, cost, ease of use, accessibility and quality of service. The performance of the internet and its acceptance as a business tool has been adversely affected by “viruses,” “worms” and similar malicious programs, and the internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure. If the use of the internet is adversely affected by these issues, demand for our solutions could suffer.

We operate and offer our services in many jurisdictions and, therefore, may be subject to federal, state, local and foreign taxes that could harm our business.

As an organization that operates in many jurisdictions in the United States and around the world, we may be subject to taxation in several jurisdictions with increasingly complex tax laws, the application of which can be uncertain. The authorities in these jurisdictions, including state and local taxing authorities in the United States, could successfully assert that we are obligated to pay additional taxes, interest and penalties. In addition, the amount of taxes we pay could increase substantially as a result of changes in the applicable tax principles, including increased tax rates, new tax laws or revised interpretations of existing tax laws and precedents, which could have a material adverse effect on our liquidity and operating results. The authorities could also claim that various withholding requirements apply to us or assert that benefits of tax treaties are not available to us, any of which could have a material impact on us and the results of our operations. In addition, we may lose sales or incur significant costs should various tax jurisdictions impose taxes on either a broader range of services or services that we have performed in the past. We may be subject to audits of the taxing authorities in any such jurisdictions that would require us to incur costs in responding to such audits. Imposition of such taxes on our services could result in substantially unplanned costs, would effectively increase the cost of such services to our customers and could adversely affect our ability to gain new customers in the areas in which such taxes are imposed.

Some of the jurisdictions in which we operate may give us the benefit of either relatively low tax rates, tax holidays or government grants, in each case that are dependent on how we operate or how many jobs we create and employees we retain. We plan on utilizing such tax incentives in the future as opportunities are made available to us. Any failure on our part to operate in conformity with applicable requirements to remain qualified for any such tax incentives or grants may result in an increase in our taxes. In addition, jurisdictions may choose to increase rates at any time due to economic or other factors. Any such rate increase could harm our results of operations.

In addition, changes to U.S. tax laws that may be enacted in the future could impact the tax treatment of any possible foreign earnings. Due to the possibility of expansion of our business activities, any changes in the U.S. taxation of such activities could increase any potential worldwide effective tax rate and adversely affect our financial position and results of operations.

We are subject to general litigation that may materially adversely affect us.

From time to time, we may be involved in disputes or regulatory inquiries that arise in the ordinary course of business. We expect that the number and significance of these potential disputes may increase as our business expands and our Company grows larger. While our agreements with customers limit our liability for damages arising from our solutions, we cannot assure you that these contractual provisions will protect us from liability for damages in the event we are sued. Although we may carry general liability insurance coverage, our insurance may not cover all potential claims to which we are exposed or may not be adequate to indemnify us for all liability that may be imposed. Any claims against us, whether meritorious or not, could be time consuming, result in costly litigation, require significant amounts of management time, and result in the diversion of significant operational resources. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our business, financial condition, results of operations and prospects.

The structure of our Common Stock has the effect of concentrating voting control with our officers and directors, and their affiliates; this will limit or preclude your ability to influence corporate matters.

Each share of our Common Stock is entitled to one vote on any matter brought forth to shareholders.  Our officers and directors collectively own 19,255,500 shares or 59.24% of our currently outstanding Common Stock and therefore have control over general corporate matters, such as the election of directors, the sale of all or substantially all of the assets of the Company, amending the Corporation’s articles of incorporation.  Following this Offering and assuming all 8,750,000 shares of Common Stock are sold, our officers and directors will own an aggregate 46.68% of the voting power of our voting capital stock. This concentrated control will limit or preclude your ability to influence corporate matters for the foreseeable future and could harm the market value of your Common Stock.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Offering less attractive to investors.

We qualify as an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•

only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	reduced disclosure about our executive compensation arrangements;

•	no non-binding advisory votes on executive compensation or golden parachute arrangements; and

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of this Offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this Offering Circular. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Risks Related to Our Securities

We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $50,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

Even if we satisfy NASDAQ’s initial listing standards, we may experience a delay in the initial trading of our Common Stock on NASDAQ.

We intend to apply to list our Common Stock on the NASDAQ Capital Market. Our Common Stock will not commence trading on NASDAQ until a number of conditions are met, including that we have raised the minimum amount of offering proceeds necessary for us to meet the initial listing requirements of NASDAQ. There is no guarantee that we will be able to sell a sufficient number of shares to raise the required minimum amount of offering proceeds. Assuming we sell a sufficient number of shares to list on NASDAQ, we expect trading to commence following the Termination Date of this offering. However, we may wait before terminating the offering and commencing the trading of our Common Stock on NASDAQ in order to raise additional proceeds. In addition, in order to list, we will be required to, among other things, file with the SEC a post-qualification amendment to the Offering Statement, and then file an SEC Form 8-A in order to register our Common Stock under the Exchange Act. The post-qualification amendment of the Offering Statement is subject to review by the SEC, and there is no guarantee that such amendment will be qualified quickly after filing. Any delay in the qualification of the post-qualification amendment may cause a delay in the initial trading of our Common Stock on NASDAQ. For all of the foregoing reasons, you may experience a delay between the closing of your purchase of our Common Stock and the commencement of exchange trading of our Common Stock.

If listed, NASDAQ could delist our securities from its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

In order to make a final determination of compliance with their listing criteria, NASDAQ may look to the first trading day’s activity and, particularly, the last bid price on such day. In the event the trading price for our Common Stock drops below NASDAQ’s minimum bid requirement, NASDAQ could rescind our initial listing approval. If that were to happen, the liquidity for our Common Stock would decrease, which may substantially decrease the trading price of our Common Stock.

In addition, we cannot assure you that, in the future, our securities will meet the continued listing requirements to be listed on NASDAQ. If NASDAQ delists our Common Stock, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;
●

a determination that our Common Stock is a “penny stock” which will require brokers trading in our Common Stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our Common Stock;

●	a limited amount of news and analyst coverage for our Company; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

We cannot assure you that an active public market for our Common Stock will develop after this offering or if it does develop, it may not be sustained.

Even if our Common Stock is listed on NASDAQ or other exchange or electronic quotation system, we cannot assure you that an active public market for our Common Stock will develop after this offering or if it does develop, it may not be sustained. In the absence of a public trading market, you may not be able to liquidate your investment in our Common Stock. In addition, the market price of our Common Stock could be subject to significant fluctuations after this offering. Among the factors that could affect our stock price are:

●	quarterly variations in our operating results;
●	changes in contract revenue and earnings estimates or publication of research reports by analysts;
●	speculation in the press or investment community;
●	investor perception of us and our industry;
●	strategic actions by us or our competitors, such as significant contracts, acquisitions or restructurings;
●	actions by institutional shareholders or other large shareholders, including future sales;
●	our relationship with Government agencies;
●	changes in government spending;
●	changes in accounting principles; and
●	general economic market conditions.

In particular, we cannot assure you that you will be able to resell your Shares at or above the Offering Price. The stock markets have experienced extreme volatility in recent years that has been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Common Stock. In the past, following periods of volatility in the market price of a company’s securities, class action litigation has often been instituted against the company. Any litigation of this type brought against us could result in substantial costs and a diversion of our management’s attention and resources, which would harm our business, operating results and financial condition.

If securities analysts do not publish research or reports about our business, or if they publish negative reports about our business, the price of the Common Stock could decline.

The trading market for the Common Stock, to some extent, will depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us should downgrade our shares or change their opinion of the Common Stock, industry sector, or products, the trading price for the Common Stock would likely decline. If one or more of these analysts should cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Common Stock or trading volume to decline.

If we fail to establish or maintain an effective system of internal controls, we may be unable to accurately report our financial results or prevent fraud, and investor confidence and the market price of the Common Stock may, therefore, be adversely affected.

Upon the effectiveness of our Form 8-A, we will be subject to the reporting requirements of the Exchange Act.  As an Exchange Act reporting company, we will be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. In addition, beginning with our annual report for the year ending December 31, 2019, we will be required to submit a report by management to the audit committee on the effectiveness of our internal control over financial reporting pursuant to Section 404 and to design and implement a process of testing the internal control over financial reporting required to comply with this obligation. This process is time-consuming, costly, and complicated. In addition, our independent registered public accounting firm will be required to attest to the effectiveness of our internal controls over financial reporting beginning with our annual report following the date on which we are no longer an “emerging growth company”, which may be up to five fiscal years following the date of this Offering. If we identify material weaknesses in our internal controls over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal controls over financial reporting are effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal controls over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of the Common Stock may be adversely affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC, or other regulatory authorities, which could require additional financial and management resources.

Because we are a “shell company” the holders of our restricted securities will not be able to sell their securities in reliance on Rule 144 and we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, until we cease being a “shell company”.

We are a “shell company” as that term is defined by the applicable federal securities laws.  Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a “shell company”.  Applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities cannot sell those securities in reliance on Rule 144. This restriction may have potential adverse effects on future efforts to form additional capital through unregistered offerings. Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. Shares purchased in this Offering, which will be immediately resalable, and sales of all of our other shares if and when applicable restrictions against resale expire, could have a depressive effect on the market price, if any, of our Common Stock and the shares we are Offering.

We may, in the future, issue additional shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of Common Stock.  As of the date of this Offering Circular the Company had 32,500,000 shares of Common Stock outstanding. Accordingly, we may issue up to an additional 67,500,000 shares of Common Stock of Lykuid, Inc. The future issuance of Common Stock may result in substantial dilution in the percentage of our Common Stock held by our then existing shareholders. We may value any Common Stock issued in the future on an arbitrary basis. The issuance of Common Stock for future services or financing or other corporate actions may have the effect of diluting the value of the share held by our investors, and might have an adverse effect on any trading market for our Common Stock.

Anti-takeover effects of certain provisions of Florida state law hinder a potential takeover of the Company.

Though not now, we may be or in the future we may become subject to Florida’s control share law. The Florida Business Corporation Act (the "FBCA") prohibits the voting of shares in a publicly-held Florida corporation that are acquired in a "control share acquisition" unless the holders of a majority of the corporation's voting shares (exclusive of shares held by officers of the corporation, inside directors, or the acquiring party) approve the granting of voting rights as to the shares acquired in the control share acquisition. A "control share acquisition" is defined as an acquisition that immediately thereafter entitles the acquiring party to vote in the election of directors within each of the following ranges of voting power: (i) one-fifth or more but less than one-third of such voting power, (ii) one-third or more but less than a majority of such voting power, and (iii) more than a majority of such voting power. The Board of Directors may, however, exclude an acquisition from the reach of the prohibition on the voting of shares acquired in a control share acquisition.

The FBCA also contains an "affiliated transaction" provision that prohibits a publicly-held Florida corporation from engaging in a broad range of business combinations or other extraordinary corporate transactions with an "interested shareholder" unless (i) the transaction is approved by a majority of disinterested directors before the person becomes an interested shareholder, (ii) the interested shareholder has owned at least 80% of the corporation's outstanding voting shares for at least five years, or (iii) the transaction is approved by the holders of two-thirds of the corporation's voting shares other than those owned by the interested shareholder. An "interested shareholder" is defined as a person who together with affiliates and associates beneficially owns more than 10% of the corporation's outstanding voting shares.

The above-described provisions may have certain anti-takeover effects. Such provisions may make it more difficult for other persons, without the approval of the Company's Board of Directors, to make a tender offer or acquisitions of substantial amounts of the Common Stock or to launch other takeover attempts that might result in the payment of a premium over market price for the Common Stock held by such shareholder.

Risks Related to Our Common Stock

The Company arbitrarily determined the Offering Price and terms of the Shares offered through this Offering Circular.

The Offering Price of the Shares has been arbitrarily determined and bears no relationship to the assets or book value of the Company, or other customary investment criteria. No independent counsel or appraiser has been retained to value the Shares, and no assurance can be made that the Offering Price is in fact reflective of the underlying value of the Shares offered hereunder. Each prospective investor is therefore urged to consult with his or her own legal counsel and tax advisors as to the Offering Price and terms of the Shares offered hereunder.

There is no minimum raise required in this Offering.

There is no minimum number of Shares that must be sold in this offering other than each investor must invest at least $400 (100 Shares). As a result, we will retain the proceeds from any funds raised and the proceeds will not be returned to the investor. In the event that we fail to raise enough capital in this offering, we will utilize the proceeds for general working capital purposes only. We cannot guarantee that we will be able to raise adequate funds in this offering to implement our intended business plan.

We are not establishing as escrow to hold the proceeds of this Offering.

Since the funds are not being placed in an escrow account, a third party creditor may obtain a judgment or lien against us and satisfy the judgment or lien by executing on the bank account where the offering funds are being held, resulting in a loss of any investment you make in our securities.

Since this is a direct public offering and there is no underwriter, we may not be able to sell any Shares ourselves.

We have not retained an underwriter to sell these Shares. We will conduct this Offering as a direct public offering, meaning there is no guarantee as to how much money we will be able to raise through the sale of our stock. If we fail to sell all the Shares we are trying to sell, our ability to expand and complete our business plan will be materially affected, and you may lose all or substantially all of your investment.

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Lykuid, Inc. and held in segregated bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds, and the funds raised will become immediately available to the company.

There has been no public market for our Common Stock and an active market may not develop or be sustained, which could limit your ability to sell your shares of Common Stock.

There currently is no public market for our Common Stock, and our Common Stock will not be traded in the open market prior to this offering. We intend to submit an application with The NASDAQ Stock Market LLC (“NASDAQ”) to list our Common Stock on The NASDAQ Capital Market. In order to list, the NASDAQ Capital Market requires that, among other criteria, at least 1,000,000 publicly-held shares of our Common Stock be outstanding, the shares be held in the aggregate by at least 300 round lot holders, the market value of the publicly-held shares of our Common Stock be at least $15.0 million, the bid price per share of our Common Stock be $4.00 or more, and there be at least three registered and active market makers for our Common Stock. There is no guarantee that we will be able to satisfy the NASDAQ listing requirements. In addition, in order to list, we will be required to, among other things, file with the SEC a post-qualification amendment to the offering statement and a registration statement on Form 8-A in order to register our shares under the Exchange Act. The post-qualification amendment of the offering statement is subject to review by the SEC, and there is no guarantee that such amendment will be qualified quickly after filing. Any delay in the qualification of the post-qualification amendment may cause a delay in the initial trading of our Common Stock on NASDAQ. For all of the foregoing reasons, you may experience a delay between the closing of your purchase of our Common Stock and the commencement of exchange trading of our Common Stock.

There has been no prior public market for our Common Stock, the stock price of our Common Stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the Offering Price.

There has been no public market for our Common Stock prior to this Offering. The Offering Price for our Common Stock may vary from the market price of our Common Stock following this Offering and you may not be able to resell those shares at or above the Offering Price. The market price of our Common Stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•	overall performance of the equity markets;

•	the development and sustainability of an active trading market for our Common Stock;

•	our operating performance and the performance of other similar companies;

•

changes in the estimates of our operating results that we provide to the public, our failure to meet these projections or changes in recommendations by securities analysts that elect to follow our Common Stock;

•	press releases or other public announcements by us or others, including our filings with the SEC;

•	changes in the market perception of all-electric and hybrid products and services generally or in the effectiveness of our products and services in particular;

•	announcements of technological innovations, new applications, features, functionality or enhancements to products, services or products and services by us or by our competitors;

•	announcements of acquisitions, strategic alliances or significant agreements by us or by our competitors;

•	announcements of customer additions and customer cancellations or delays in customer purchases;

•	announcements regarding litigation involving us;

•	recruitment or departure of key personnel;

•	changes in our capital structure, such as future issuances of debt or equity securities;

•	our entry into new markets;

•	regulatory developments in the United States or foreign countries;

•	the economy as a whole, market conditions in our industry, and the industries of our customers;

•	the expiration of market standoff or contractual lock-up agreements;

•	the size of our market float; and

•	any other factors discussed in this Offering Circular.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many technology companies. Stock prices of many technology companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, shareholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

Because the Offering Price of our Common Stock will be substantially higher than the pro forma net tangible book value per share of our outstanding Common Stock following this Offering, new investors will experience immediate and substantial dilution.

The Offering Price is substantially higher than the pro forma net tangible book value per share of our Common Stock immediately following this Offering based on the total value of our tangible assets less our total liabilities. Therefore, if you purchase shares of our Common Stock in this Offering, based on the Offering Price of $4.00 per share, assuming that we raise our full amount, you will experience immediate dilution to $0.85 per share, the difference between the price per share you pay for our Common Stock and its pro forma net tangible book value per share as of December 31, 2017, after giving effect to the issuance of shares of our Common Stock in this Offering. In addition, upon the completion of this Offering, there will be options to purchase shares of our Common Stock outstanding, based on the number of such awards outstanding on. To the extent shares of Common Stock are issued with respect to such awards in the future, there will be further dilution to new investors.

NASDAQ, or other securities exchange, may delist our Common Stock from trading on its exchange, which could limit shareholders’ ability to trade our Common Stock.

In the event we are able to list our Common Stock on the NASDAQ Capital Market or other national securities exchange, we will be required to meet continued listing standards on an ongoing basis in order to continue the listing of our Common Stock. If we fail to meet these continued listing requirements, our Common Stock may be subject to delisting. If our Common Stock is delisted and we are not able to list our Common Stock on another national securities exchange, we expect our securities would be quoted on an over-the-counter market. If this were to occur, our shareholders could face significant material adverse consequences, including limited availability of market quotations for our Common Stock and reduced liquidity for the trading of our securities. In addition, we could experience a decreased ability to issue additional securities and obtain additional financing in the future.

We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

We cannot specify with any certainty the particular uses of the net proceeds that we will receive from this Offering. We will have broad discretion in the application of the net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could adversely affect our business and financial condition. Pending their use, we may invest the net proceeds from this Offering in a manner that does not produce income or that loses value. These investments may not yield a favorable return to our investors.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our Common Stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

There are legal restrictions on the resale of the Shares offered that are penny stocks. These restrictions may adversely affect your ability to resell your Shares.

Our Common Stock may be subject to the penny stock rules under the Exchange Act. These rules regulate broker/dealer practices for transactions in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our shares. These additional penny stock disclosure requirements are burdensome and may reduce all of the trading activity in the market for our Common Stock. If our Common Stock is subject to the penny stock rules, our shareholders may find it more difficult to sell their shares.

DILUTION

Purchasers of our Shares offered in this Offering will experience an immediate and substantial dilution of the net tangible book value of their Common Stock from the $4.00 offering price. Such dilution results from the Offering Price of the Shares by the Company. At December 31, 2017, we had a consolidated net tangible book value of $0. Net tangible book value is the aggregate amount of the Lykuid tangible assets, less its total liabilities.

After giving effect to the sale of the Shares offered hereby, including the use of proceeds as described under “Use of Proceeds,” the pro forma net tangible book value at December 31, 2017 attributable to common shareholders would have been $35,000,000, or $0.85 per share of our Common Stock. This amount represents an immediate increase in net tangible book value of $0.85 per share to new investors and an immediate dilution in pro forma net tangible book value of $3.15 per share from the Offering Price of $4.00 per share of our Common Stock to new investors. The following table illustrates this per-share dilution:

Offering Price per Share	$4.00
Net tangible book value per Share before this Offering (1)	$0.00
Increase in net tangible book value per share attributable to new investors (2)	$0.85
Pro forma net tangible book value per share after this offering	$0.85
Dilution per share to new investors	$3.15

(1)

Net tangible book value per share of our Common Stock before this offering is determined by dividing net tangible book value based as of December 31, 2017 (consisting of tangible assets less tangible liabilities) of the Company by the number of shares of our Common Stock issued.

(2)

The increase in pro forma net tangible book value per share attributable to this Offering is determined by subtracting (a) the sum of (i) the pro forma net tangible book value per share before this Offering (see footnote (1) above) and (ii) the increase in pro forma net tangible book value per share resulting from the Offering divided by (iii) the number of outstanding shares of Common Stock after this Offering.

Maximum Offering:

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Current shareholders	32,500,000	73.08%	0	0.0%	$0.0
New Investors	8,750,000	26.92%	35,000,000	100.0%	$4.00000
Total	41,250,000	100.0%	35,000,000	100.0%	$4.00000

Another important way of assessing dilution is the dilution that happens due to future actions by the Company. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as this Offering, another crowd funding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the Company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. The Company has authorized and issued three classes of shares, Common Stock. However, all of the Company’s current shareholders and the investors in this Offering will experience the same dilution if the company decides to issue more shares in the future.

DIVIDEND POLICY

We have never paid a dividend on our Common Stock. Any future determination to pay dividends on our Common Stock is subject to the discretion of our Board and will depend upon various factors then existing, including our results of operations, financial condition, liquidity requirements, restrictions that may be imposed by applicable laws and our contracts, as well as economic and other factors deemed relevant by our Board. We do not currently expect to declare or pay dividends on our Common Stock for the foreseeable future. Instead, we anticipate that all of our earnings in the foreseeable future will be used for the operation and growth of our business.

PLAN OF DISTRIBUTION

The Company is offering an aggregate of 8,750,000 shares of its Common Stock for sale at the fixed price of $4.00 per share on a “best efforts” basis by our officers, directors.  In connection with the Company’s selling efforts in the offering, our officers, directors will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange Act. Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Our officers and directors are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act nor will they be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. None of our officers and directors are currently, nor have they been within the past 12 months, a broker or dealer, and they are not, nor have they been within the past 12 months, associated persons of a broker or dealer.

We intend to market the shares in this offering through one or more third party marketing platforms. We have engaged IPOFLOW’s website, www.ipoflow.com, a third-party marketing platform owned by Adamson Brothers Corp., an entity of which Mr. Andy Altahawi has voting and dispositive control. We have entered into an agreement with Adamson Brothers Corp. October 16th, 2017 and it was amended on February 15th, 2018 pursuant to which Mr. Altahawi has provided the Company with legal and business development advisory services to the Company since inception and in connection with this offering in consideration for $25,000 and an aggregate amount of 2,500,000 unregistered Common Stock. Pursuant to the amendment dated February 15th, 2018, between Adamson Brothers Corp. and the Company, the parties memorialized the parties’ agreement that the Company would be listed on www.ipoflow.com for marketing purposes for no additional compensation to Adamson Brothers Corp. or Mr. Altahawi for such services, and we have issued and vested the 2,500,000 shares to Mr. Altahawi as of February 15th, 2018 for services rendered.

There is currently no underwriter or sales agents for the Shares; however, the Company reserves the right to retain the services of one or more FINRA registered broker-dealers to serve as an underwriter or selling agent of the Shares in consideration for customary fees and commissions not exceeding those imposed by FINRA. As of the date of this offering circular, no selling agreements had been entered into by us with any broker-dealer firms. We will indemnify participating broker-dealers and possibly other parties with respect to disclosures made in the Offering Circular. In the event we engage a broker-dealer, we will file an amendment to this Offering Circular to disclose the name of the underwriter and the terms of underwriting compensation.

Offering Period and Expiration Date

The Offering will commence within two calendar days after this offering circular has been qualified by the SEC. This Offering will terminate upon the earlier of (i) such time as all of the Shares have been sold pursuant to the offering statement; (ii) our board of directors determines to terminate the offering; or (iii) 365 days from the qualified date of this offering circular, unless extended by our directors for an additional 90 days. If we decide to cancel or terminate the Offering, the proceeds for the Offering held in our segregated bank account will be promptly returned to Offering Circular purchasers, without interest thereon or deduction therefrom.

Procedures and Requirements for Subscription

The Subscription Agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under Securities Act, that such investor is investing an amount that does not exceed the greater of 10% of such investor’s annual income or 10% of such investor’s net worth (excluding principal residence). The Subscription Agreement must be delivered to us and the investor may transfer funds for the subscribed amount in accordance with the instructions stated in the subscription agreement. Subscriptions, once received and accepted by the Company, are irrevocable.  The minimum investment is 100 Shares ($400) but we reserve the right to accept a lesser amount. We have the sole discretion to reject any subscription.  Any rejected subscriptions will be promptly returned without interest thereon or deduction therefrom.

Deposit of Offering Proceeds

This is a “best efforts” offering, so the Company is not required to sell any specific number or dollar amount of Shares but will use its best efforts to sell the Shares offered. There is no minimum number of Shares that we must sell in order to conduct a closing in this Offering and we intend to have multiple closings until the termination of the Offering Period. The Company may close on investments on a “rolling” basis (so not all investors will receive their Shares on the same date).  The Company has made no arrangements to place subscription funds in an escrow, trust or similar account which means that all funds collected for subscriptions will be immediately available to the Company for use in the implementation of its business plan. The Company will hold all funds it receives in a segregated bank account. Upon each closing, the proceeds collected for such closing will be disbursed to the Company and the Shares for each closing will be issued to investors.

We have no creditors making claims against us at this time. Subsequent claims may be filed during the Offering Period which could cause you to lose all or part of your entire investment. If potential claims were perfected, the Company may not be able to return your funds or move the proceeds of the Offering into its business account. At this time no one is making any claims against the Company.

Please see the Risk Factor section to read the related risk to you as a purchaser of any Shares.

NASDAQ Listing Application

We intend to apply to have our Common Stock approved for listing on NASDAQ. In order to list, the NASDAQ Capital Market requires that, among other criteria, at least 1,000,000 publicly-held shares of our Common Stock be outstanding, the shares be held in the aggregate by at least 300 round lot holders, the market value of the publicly-held shares of our Common Stock be at least $15.0 million and the bid price per share of our Common Stock be $4.00 or more. We will not satisfy these requirements until we have a sufficient amount of subscriptions in this Offering.

Our Common Stock will not commence trading on NASDAQ until all of the following conditions are met: (i) we meet the initial listing requirements of NASDAQ; (ii) the offering is terminated; and (iii) we have filed a post-qualification amendment to the Offering Statement and a registration statement on Form 8-A (“Form 8-A”) under the Exchange Act, and such post-qualification amendment is qualified by the SEC and the Form 8-A has become effective. Pursuant to applicable rules under Regulation A, the Form 8-A will not become effective until the SEC qualifies the post-qualification amendment. We intend to file the post-qualification amendment and request its qualification immediately prior to the termination of the Offering in order that the Form 8-A may become effective as soon as practicable.

Even if we meet the minimum requirements for listing on NASDAQ, we may wait before terminating the offering and commencing the trading of our Common Stock on NASDAQ in order to raise additional proceeds. As a result, you may experience a delay between the closing of your purchase of shares of our Common Stock and the commencement of exchange trading of our Common Stock.

This Offering is not contingent upon receiving NASDAQ’s listing approval. In the event we do not meet NASDAQ’s initial listing qualification requirements, we intend to apply to have our Common Stock listed on another national securities exchange.

State Blue Sky Securities Regulations

As a Tier 2 offering pursuant to Regulation A under the Securities Act, this Offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti- fraud provisions, to the extent that the Shares are offered and sold only to “qualified purchasers”. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Common Stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non- natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

Third Party Marketing Platforms

We intend to market the shares in this offering through one or more third party marketing platforms. We have engaged IPOFlOW’s website, www.ipoflow.com, a third-party marketing platform owned by Adamson Brothers Corp., an entity of which Mr. Andy Altahawi has voting and dispositive control. We have entered into an agreement with Adamson Brothers Corp. October 16th, 2017 and its amendment on February 15th, 2018 pursuant to which Mr. Altahawi has provided the Company with legal and business development advisory services to the Company since inception and in connection with this offering in consideration for $25,000 and an aggregate amount of 2,500,000 unregistered Common Stock. Pursuant to the amendment dated February 15th, 2018, between Adamson Brothers Corp. and the Company, the parties memorialized the parties’ agreement that the Company would be listed on www.ipoflow.com for marketing purposes for no additional compensation to Adamson Brothers Corp. or Mr. Altahawi for such services, and we have issued and vested the 2,500,000 shares to Mr. Altahawi as of February 15th, 2018 for services rendered.

Electronic Distribution

An Offering Circular in electronic format may be made available on the website maintained by the selling group members, if any, participating in the Offering.

Listing and Transfer Agent

We intend to apply to have our Common Stock approved for listing on the NASDAQ Capital Market. If the application is approved, we anticipate that trading on the NASDAQ Capital Market will commence on the day following the completion of the Offering made by this Offering Circular. Our receipt of a listing approval letter is not the same as an actual listing on the NASDAQ Capital Market. The listing approval letter will serve only to confirm that, if we sell a number of shares in this “best efforts” Offering sufficient to satisfy applicable listing criteria, our Common Stock will in fact be listed. However, this Offering is not contingent upon receiving NASDAQ’s listing approval. In the event we do not meet NASDAQ’s initial listing qualifications, we intend to apply to have our Common Stock listed on another national securities exchange. As of this Offering memorandum we have not engaged a transfer agent.

No Public Market

Prior to this Offering, there has been no public market for our Common Stock. In determining the Offering Price, we have considered a number of factors including:

•	the information set forth in this Offering Circular and otherwise available to the us;
•	our prospects and the history and prospects for the industry in which we compete;
•	an assessment of our management;

•	our prospects for future earnings;

•	the general condition of the securities markets at the time of this Offering;

•	the recent market prices of, and demand for, publicly traded Common Stock of generally comparable companies; and

•	other factors deemed relevant by us.

We cannot assure investors that an active trading market will develop for shares of our Common Stock, or that the shares will trade in the public market at or above the Offering Price.

USE OF PROCEEDS

We estimate that, at a per share price of $4.00, the net proceeds from the sale of the 8,750,000 shares in this Offering will be approximately $34,955,000, after deducting the estimated Offering expenses of up to $45,000.

The net proceeds of this Offering will be used to fund four key areas: (i) hiring additional key members of the management team; (ii) developing (diversified) operation infrastructure; (iii) continuing development of technology and service lineup; and (iv) expanding sales, marketing, and operation capabilities in new markets.

Accordingly, we expect to use the net proceeds, estimated as discussed above, as follows, if we raise the maximum Offering amount

	Maximum Offering
	Amount	Percentage
Marketing & Business Development	$9,800,000	28.04%
IT and AI Platform Development & Support	$2,800,000	8.01%
Customer Support	$2,800,000	8.01%
Staffing	$11,200,000	32.04%
Working Capital	$7,775,000	22.24%
Officers	$580,000	1.6%
Total	$34,955,000	100.00%

_________________
(1) A portion of working capital will be used for officers’ salaries. The company

(2) Because the Offering is being made on a “best-efforts” basis, without a minimum Offering amount, we may close the Offering without sufficient funds for all the intended proceeds set out above.

If the Offering size were to be 25% of the Shares offered (2,187,500 Shares), the net proceeds will be approximately $8,705,000 after deducting estimated Offering expenses of up to $45,000, we expect to use the net proceeds according to the table below. In this event, the Company will pay the full amount of the notes.

	25% Offering
	Amount	Percentage
Marketing & Business Development	$2,450,000	28.14%
IT and AI Platform Development & Support	$700,000	8.04%
Customer Support	$700,000	8.04%
Staffing	$2,080,000	32.17%
Working Capital	$3,595,000	41.29%
Officers	$580,000	6.6%
Total	$8,705,000	100.00%

If the Offering size were to be 50% of the Shares offered (6,562,500 Shares), the net proceeds will be approximately $17,455,000 after deducting estimated Offering expenses of up to $45,000, we expect to use the net proceeds according to the table below.  In this event, the Company will pay the full amount of the notes.

50% Offering

	Amount	Percentage
Marketing & Business Development	$4,900,000	28.07%
IT and AI Platform Development & Support	$1,400,000	8.02%
Customer Support	$1,400,000	8.02%
Staffing	$5,600,000	32.08%
Working Capital	$4,155,000	23.80%
Officers	$580,000	3.3%
Total	$17,455,000	100.00%

If the Offering size were to be 75% of the Shares offered (4,375,000), the net proceeds will be approximately $26,205,000 after deducting estimated Offering expenses of up to $45,000, we expect to use the net proceeds according to the table below. In this event, the Company will pay the full amount of the notes.

	75% Offering
	Amount	Percentage
Marketing & Business Development	$7,337,400	28.00%
IT and AI Platform Development & Support	$2,096,400	8.00%
Customer Support	$2,096,400	8.00%
Staffing	$8,385,600	32.00%
Working Capital	$5,709,200	21.78%
Officers	$580,000	2.2%
Total	$26,205,000	100.0%

The foregoing information is an estimate based on our current business plan. We may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category or another, and we will have broad discretion in doing so. Pending these uses, we intend to invest the net proceeds of this Offering in short-term, interest-bearing securities.

The Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this Offering Circular.

You should read this Offering Circular and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this Offering Circular is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this Offering Circular is accurate as of the date on the front cover of this Offering Circular only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. These risks and uncertainties, along with others, are described above under the heading “Risk Factors” beginning on page 13 of this Offering Circular. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this Offering Circular, and particularly our forward-looking statements, by these cautionary statements.

DESCRIPTION OF BUSINESS

General

Lykuid, Inc. is a development stage company incorporated in the state of Florida on October 19, 2017. Our principal executive offices are located at 1688 Meridian Ave., Suite 700, Miami Beach, FL 33139, with another office located at 600 Anton Blvd, 11th Floor, Costa Mesa, CA 92614. Our telephone number is (949) 275-3697.  Our website is www.lykuid.com, the contents of which are incorporated by reference into this Offering Circular.

Our Company

Lykuid is a development stage artificial intelligence software developer that is focused on providing software monitoring solutions that detect and/or prevent catastrophic revenue-impacting failures. By using advanced algorithms and machine learning, the Company’s strategy is to provide online businesses that rely on the internet as their sole means of revenue generation with B2B software that maximizes revenue generation and revenue stability and software monitoring that detects and/or prevents catastrophic revenue-impacting failures.  Our software is designed to learn from data as a means of providing what users want and then providing more of it.

Mission

Our mission is for our artificial intelligence software platform to be the answer for firms that seek help in solving issues that can result in revenue losses and for firms that seek ways and software systems to help predict issues prior to the existence of said issues.

Products and Services

To date, our activities have been primarily focused on software development and market research. By using advanced algorithms and machine learning, our B2B software is being developed to allow online businesses that rely on the internet as their sole or primary means of revenue generation to maximize revenue generation and revenue stability. Our services will include software monitoring solutions that detect and/or prevent catastrophic revenue-impacting failures. Our proprietary software, which is currently under development, is built to learn from data as a means of providing what users want and then providing more of it. Our meaningful and supervised use of artificial intelligence and machine learning will capture information from users as they use our proprietary software. We will then utilize that data to become more accurate and effective for the next user – even if the “next user” is using Lykuid in a different company.

Revenue generating applications often fail and crash. When they do, their company’s revenue and business reputation are often at risk. Our infrastructure monitoring platform called Lykuid – will offer customers a faster, more efficient way to “keep revenues flowing.” Lykuid will provide real time, proactive information regarding revenue downtime and the issues that can result in both massive revenue losses – as well as costly ‘fire drills’ for the tech teams that support these applications.

Compared with existing industry offerings, Lykuid will employ advanced artificial intelligence (AI) and machine learning (ML) technology as a “next generation” solution to dramatically shrink the time-to-downtime-resolution. Our software will utilize both advanced supervised and unsupervised machine learning algorithms to mitigate false notifications, distill metrics visuals, and build ongoing accuracy of issues via advanced AI assessment in real time.

The key capabilities of our solutions include:

PREDICTIVE ANALYTICS

Lykuid identifies hidden patterns of interrelated behavior across cloud resources, and provides actionable insights for high-performing engineering teams. Lykuid’s advanced machine learning engine learns from the complex, interrelated patterns of behavior between cloud applications and services to provide powerful insights for high performing engineering teams.

CURATED INSIGHTS

Lykuid uses adaptive machine learning to self-learn and self-optimize. This method eliminates the need to set and maintain alert thresholds manually

PREDICTIVE INSIGHTS

Lykuid’s advanced machine learning engine identifies early indicators of impending issues so teams can take action before business is negatively impacted. Lykuid shows predictive recommendations related to our customers’ solution search.

To date, Lykuid has two dozen test users and our user base is growing. The growing user base that now uses Lykuid is becoming a community, a community all seeking to find, and use predictive answers to pressing engineering support issues. Lykuid’s platform provides recommendations that use that collective, community intelligence to go beyond simple correlations. This process leverages the entire base of Lykuid users to achieve the best outcomes for all.

Most engineering support teams use multiple support software systems simultaneously to manage their Internet businesses. Lykuid was created with that in mind and designed to be as collaborative as possible. Therefore, Lykuid supplements most other solutions. Our platform can be used as a stand-alone, or may be integrated with other applications – so there’s no need to remove any existing applications or tools. Lykuid’s users appreciate this because it helps them derive value quickly from our platform. This also helps us accelerate our sales cycle.

Sharing and Input Grows into Value

The effective use of artificial intelligence software today is a parallel development. Many inputs, from many users creates the actual effectiveness and accuracy of the software. All future users of the software benefit from these inputs because the software algorithms are ste up to deliver those results. The other action, and the reason the word “parallel” is used is that there is another track. Actual software development of the platform is also happening simultaneously. . A good example of artificial intelligence can be found in Facebook. Facebook creates a feed (a stream of live data and information) of relevant “stories” based, almost entirely, on user sharing and user feedback, rather than a static data stream provided by the Facebook company or another “outside source of data.”

This success pattern matches Lykuid’s pattern. In our target market, IT teams collaborate constantly and it is during this sharing process that our software platform captures that information and becomes “smarter” and more effective for the next user, and the next, and so on.

Why Machine Learning is Used in Our Software Offering

Software that utilizes machine learning is software that can perform a task by learning from data, rather than being explicitly programmed in advance to perform that task. Machine learning has been used to teach software to do a variety of tasks, including voice and handwriting recognition, and autonomous driving of vehicles. Google and Facebook ask users for “likes” or “dislikes” directly and indirectly as their users utilize their software. This process “teaches” the machine learning software at Google, Amazon and Facebook lean more about what users want and then provide more of it - automatically. Lykuid’s platform works the same way. Each interaction our users will have with our software makes our software more effective at solving problems related to revenue applications and the associated applications. As our user base grows, so does our software’s effectiveness at solving issues and serving up “suggestions” about causes, such as, “You may want to check X?” or “Have you considered Y?”

In sum, “likes” are now a commonly accepted pattern of user behavior. Most users are open and willing to submit their “likes” as part of their experience. Lykuid’s customers will provide their “likes” and “dislikes” with high frequency. This willingness to provide feedback is very common for IT development and operations (DevOps) personnel in our target markets because enthusiastic collaboration within their peer environment is important to their job efficiency.

Artificial Intelligence and Machine Learning are now at the Forefront of the Software Industry

Three factors have contributed to making it possible:

1.Cheap parallel computation: The invention of the graphics processing unit (GPU) has made true neural networks—defined as many processes working simultaneously—a reality.

2.Big Data: The availability of so much information allows algorithms to be “taught.”

3.Better Algorithms: Deep learning algorithms allow a neural net* to evaluate data in progressive layers or stacks, which allows millions of calculations in a short period of time. (*A neural net is a type of artificial intelligence that attempts to imitate the way a human brain works. Rather than using a digital model, in which all computations manipulate zeros and ones, a neural network works by creating connections between processing elements, the computer equivalent of neurons.)

About Lykuid Software

Current monitoring systems generally face three main challenges:

1.Alerting problems

2.Visualization problems

3.Lack of access to past information as a knowledge base to solve future issues (i.e., no use of AI)

Lykuid addresses these three challenges and dynamically anticipates new threats and issues. Lykuid shifts the entire revenue support model from reactive to proactive.

Our Approach: From reactive to proactive model.

oLykuid proactively prioritizes information and helps users see which alerts and visualizations are truly important.

Lykuid Prioritizes Alerts.

oLykuid’s classification machine learning model, which learns from interaction with team members, gives teams the ability to prioritize alerts that are most meaningful. This pattern emulates the way Google has used machine learning to reduce SPAM in Gmail sorting of important and unimportant email, also known as priority inboxes.

Lykuid Prioritizes Visualizations.

oVisualizations provide a broader view of system infrastructure performance but there are now far too many screens to be useful without dozens of people studying them 24/7. Lykuid determines the importance of visualizations based on users’ past interactions and then prioritizes these to deliver only the most relevant ones to the team.

Lykuid Simplifies the Entire Body of Information into One View.

oLykuid has condensed the entire body of alerts and visualizations into a single screen so that relevant information is pushed to users, rather than forcing them to hunt down information across dozens of sources. One page, one view, one aggregation...with just one look the teams can see everything easily, take action quickly and use past experiences for faster results.

Lykuid Curates User Inputs Using Advanced Machine Learning.

oPredictions of upcoming issues and the ability to reduce similar errors is a key deliverable that is intended to make Lykuid a valuable revenue applications monitoring platform. With time, the AI functionality within the Lykuid platform will become “smart enough” help keep many problems from happening.

The Timing for Our Market Launch Ideal.

oIn the opinion of the Lykuid executive team, our market entrance timing is good:  System monitoring is becoming exceedingly difficult due to the growth of Big Data, and the increased complexity of today's hybrid IT environments.

The Challenge We Plan to Conquer.

oThe challenge is to turn an ever-increasing mountain of data into usable information; usable meaning actionable by the DevOps and tech teams that need to use it to make appropriate changes and improvements to the software infrastructure so that systems work more effectively and with fewer errors.

Companies that have tried this in the past, and failed, include SumoLogic, Elastic, and DataDog.

Companies that have done this successfully include Google and Facebook because they use massive collaborative filtering capabilities enabled by advanced machine learning algorithms. This works because without user feedback, it is impossible to determine the importance of custom user metrics. Specifically patterned after Facebook’s successful model, Lykuid applies the curation and user engagement tracking aspects of Facebook to the world of data metrics visualization. We have been able to achieve initial results.

Industry Trends

Understanding the monitoring industry starts with understanding DevOps (development and operations).  A recent article at dqindia.com titled “Decoding DevOps” explained: DevOps - chances are you might have heard this term numerous times. Even market trend watchers consistently post this as the biggest trendsetter that will alter software development methodologies and will have an overall disruptive impact on enterprise IT. DevOps is clearly a disruption that will get entrenched as IT services companies and software developers increasingly use this as the key differentiator to be relevant to business demands and to add value to client-side IT organizations. DevOps is all about agility and continues delivery that gives a high degree of modularity to software development.

Pradeep Shilige, Executive Vice President, Digital Systems and Technology, Cognizant says, “DevOps may not be the panacea for all problems and it is certainly an important capability in addressing them effectively. By driving automation across the software delivery lifecycle, DevOps alleviates hand-offs and delivers the ability to quickly respond to feedback on demand. Further, by fostering a collaborative culture and necessitating skills enhancement across IT and operations staff, DevOps also helps build a more robust organization.” Experts also say that the software development world is rapidly moving towards development of next-generation products and services that are mass-personalized and deployed at massive scale. These systems are also typically always on, continuously adapted to changes and connect the physical and digital worlds. At the same time, these systems need to be delivered with shorter development cycles and higher programmer productivity while maintaining the quality of the Offering. The escalation of DevOps as a software development hygiene practice is all set to alter the way IT is being developed and delivered.

Industry Predictions

Due to recent technical advancements that now support it, artificial intelligence and machine learning is a leading growth area in the software industry. Notable research supporting this claim, made herein by Lykuid’s executive team follows.

Below are quotations from various reputable industry sources on the future of AI and Machine Learning.  We have copied these quotations directly from the sources’ website as cited below without notice to, nor permission of, such sources.  None of the quotations should be considered as an endorsement of our Company and its offerings.

CA Technologies

Interestingly, the key trends surrounding DevOps this year are not specifically about development or operations, but will instead be on testing, security, and metrics.

“As organizations race to deliver innovations to market, they will find that ensuring the quality, security and performance of their applications are just as important as speed. DevOps plays a pivotal role in making sure these happen as businesses put software at the core of their DNA to survive and thrive in today’s application economy,” said Richard Gerdis, Vice President, DevOps, Asia Pacific & Japan, CA Technologies.

Here are the three hottest DevOps trends as predicted by CA Technologies:

1.Continuous testing to become a topic of interest.

Rapidly promoting new code into production fuels the need for speed, but this can also be a fast track to digital failure. An accelerated pace of development puts pressure on the testing function, relegating it to a single phase within the software development lifecycle (SDLC). This is insufficient as customer expectations of digital experiences tend to escalate over time, rendering existing code not good enough.

The only way to produce good, quality code is to test it rigorously, and more importantly, to test it throughout the DevOps lifecycle. Testing can no longer be the job of quality assurance (QA) engineers alone, developers need to be able to test code and make the test results also available to operations.

2.Development, security, and operations will unify to become DevSecOps.

Security is likely to continue being an important topic this year, given the growing intensity and sophistication of cyber threats. In addition to speed and quality, good code also needs to protect users against cyber-malice, and organizations from negative publicity and reputational damage.

For code to be safe, it must be deployed within a solid security architecture. Security validation should be viewed as a special case of testing, as the requirements of security-related code testing are unique and dynamic, as well as involve experts and constituencies not usually included in the DevOps process.

3.Increasing focus on DevOps metrics

Until recently, very few organizations have paid attention to DevOps metrics. After all, it can be tough to get basic DevOps processes, tools and culture in place. However, it is difficult to improve what cannot be measured, which is why the adoption and standardization of DevOps success metrics are likely to gain ground this year.

Metrics, both collective and individual, can improve digital practices in many ways. Collective metrics can discover bottlenecks in processes and optimize resource allocation. Individual metrics can pinpoint coaching needs and replicate good performance. With this variety of benefits, it is highly plausible that the industry will concur on a common set of metrics this year.

Source: Ravichandran, Aruna. “3 DevOps Predictions for 2017 - Highlight.” Highlight: The World of Enterprise IT Is Changing, Fast. Keep up., 21 Nov. 2017, www.ca.com/en/blog-highlight/3-devops-predictions-2017.html.

Gartner

“Trend No. 1: AI & Advanced Machine Learning

“AI and machine learning (ML), which include technologies such as deep learning, neural networks and natural-language processing, can also encompass more advanced systems that understand, learn, predict, adapt and potentially operate autonomously. Systems can learn and change future behavior, leading to the creation of more intelligent devices and programs.  The combination of extensive parallel processing power, advanced algorithms and massive data sets to feed the algorithms has unleashed this new era.”

Source: Panetta, Kasey. “Gartner's Top 10 Strategic Technology Trends for 2017.” Smarter With Gartner, 13 Oct. 2017, www.gartner.com/smarterwithgartner/gartners-top-10-technology-trends-2017/.

Accenture

“Despite skepticism of AI as just another technology buzzword, its momentum is very real. 85% of executives we surveyed report they will invest extensively in AI-related technologies over the next three years.”

“This means thinking of AI as more than just a technological tool, and giving it the priority and investment that matches the role it’s about to take over within organizations – the face of the brand.”

Source: “Build the Future.” Accenture Career Opportunities, www.accenture.com/t20171005T065813Z__w__/us-en/_acnmedia/Accenture/next-gen-.

VentureBeat

“Enterprises should take advantage by aligning their cloud and technology stacks with providers who are leaders in AI. The gap between the AI haves and have-nots will continue to widen, so picking the right technology providers is critical. For example, a non-AI powered CRM system might allow your sales team to find prospective customers based on the last time they were contacted, helping sales reps search for potentially fruitful leads. But an AI-powered CRM system, in contrast, could proactively feed leads to sales reps in real time using algorithms designed to maximize the likelihood of a sale, based on breaking information about the customer, their company, and the sales rep herself. Choosing the right CRM vendor in this case could have a direct and significant impact on revenue.”

Source: Bennett, Jake. “How a New Wave of Machine Learning Will Impact Today's Enterprise.” VentureBeat, VentureBeat, 15 July 2017, venturebeat.com/2017/07/15/how-a-new-wave-of-machine-learning-will-impact-todays-enterprise/.

APMdigest

“Big data continues to be the fastest-growing segment of the information management software market. New findings released by Ovum estimate that the big data market will grow from $1.7bn in 2016 to $9.4bn by 2020, comprising 10% of the overall market for information management tooling.” “... Machine learning is placing a stress on enterprises to make data science a team sport; a big area for growth in 2017 will be solutions that spur collaboration”

Source: “Big Data Trends to Watch in 2017.” APMdigest - Application Performance Management, 6 Jan. 2017, www.apmdigest.com/big-data-trends-to-watch-in-2017.

NASDAQ Globe News Wire

“According to the report, the global predictive analytics market was valued at approximately USD 3.49 billion in 2016 and is expected to reach approximately USD 10.95 billion by 2022, growing at a CAGR of around 21% between 2016 and 2022.”

Source: “Global Predictive Analytics Market Expected to Reach USD 10.95 Billion by 2022: Zion Market Research.” GlobeNewswire News Room, "GlobeNewswire", 12 Jan. 2017, globenewswire.com/news-release/2017/01/12/905404/0/en/Global-Predictive-Analytics-Market-expected-to-reach-USD-10-95-Billion-by-2022-Zion-Market-Research.html.

Information Age

“Gartner predicts by 2020, predictive and prescriptive analytics will attract 40% of enterprises’ net new investment in business intelligence and analytics.”

Source: “Predictive Analytics: the next Frontier in Business Intelligence.” Information Age, 8 May 2017, www.information-age.com/predictive-analytics-frontier-business-intelligence-123466113/.

Forbes

“A Narrative Science survey found last year that 38% of enterprises are already using AI, growing to 62% by 2018. Forrester Research predicted a greater than 300% increase in investment in artificial intelligence in 2017 compared with 2016. IDC estimated that the AI market will grow from $8 billion in 2016 to more than $47 billion in 2020.”

**Look at “Machine learning platforms” (blue line) on the following chart.

FORRESTER® RESEARCH

TechRadar™: Artificial Intelligence Technologies, Q1 '17

TechRadar™: Artificial Intelligence Technologies, Q1 2017

Trajectory:
Significant success
Moderate success
Minimal success
Time to reach next phase:
<1 year
1 to 3 years
3 to 5 years
5 to 10 years
>10 years
Business value-add, adjusted for uncertainty
High
Medium
Low
Negative
Decision management
AI-optimized hardware
Machine learning platforms
Virtual agents
Swarm intelligence
Speech recognition
Text analytics and NLP
Robotic process automation
Image and video analysis
Natural language generation
Biometrics
Semantic technology
Deep learning platforms
Creation
Survival
Growth
Equilibrium
Decline
Ecosystem phase

129161

Source: Forrester Research, Inc. Unauthorized reproduction, citation, or distribution prohibited.

Source: Press, Gil. “Top 10 Hot Artificial Intelligence (AI) Technologies.” Forbes, Forbes Magazine, 29 Mar. 2017, www.forbes.com/sites/gilpress/2017/01/23/top-10-hot-artificial-intelligence-ai-technologies/#108c03519287.

Forbes

“According to Salesforce’s 2016 Connected Customer report, by 2020, 57% of business buyers will depend on companies to anticipate their needs”

Source: Marr, Bernard. “Why AI, Machine Learning And Big Data Really Matter To B2B Companies.” Forbes, Forbes Magazine, 3 Nov. 2017, www.forbes.com/sites/bernardmarr/2017/11/03/why-ai-machine-learning-and-big-data-really-matter-to-b2b-companies/#20fa8c361f2a.

Global Industry Analysts

“The global market for Predictive Analytics is projected to reach US$3.6 billion by 2020, driven by the growing need to replace uncertainty in business forecasting with probability and the increasing popularity of prediction as a key towards improved decision making.”

The Global Predictive Analytics Market
Trends, Drivers & Projections

October 2015

Where is Predictive Analytics Going?

2020
Market projected to reach US$3.6 billion by 2020
USA
The Largest Market

Growth Projections in Key Application Areas

Marketing & Sales CAGR to top 11.1% through 2020)
Financial & Risk Management
Distribution & CRM

Top Three High Growth Markets

Canada
Latin America
Asia-Pacific (CAGR to top 12.6% through 2020)

Projected 42% Spurt in Business Intelligence Spending Sets the Tone for Growth

Global Market for Business Intelligence (BI) (In US$ Billion)

16.3
2015
19.1
2017
23.3
2019

Market Trends

Need to Turn Big Data into Smart Data
Demand for Tools to Replace Uncertainty with Probability
Need for "Pervasive Intelligence" in the IoT Ecosystem
Popularity of Predictive Analytics in the Cloud
Evolution from Business Intelligence to Predictive Intelligence

Key Players

IBM
Dell Inc.
Oracle
SAP SE
Microsoft
TIBCO Software Inc.
Teradata Corporation

Global Industry Analysts, Inc. 6150 Hellyer Ave., San Jose, CA 95138, USA, Phone:408-528-9966. All Rights Reserved

Source:  Predictive Analytics Market Trends, www.strategyr.com/MarketResearch/Predictive_Analytics_Market_Trends.asp.

SBWire

“The global IoT analytics market is witnessing growth owing to the factors such as growing requirement of advanced analytics and automation tools for businesses”

Source: Transparency Market Research. “Impact of Key Factors on the Growth of Global Internet of Things (IoT) Analytics Market During 2017 to 2025.” SBWire, SBWire, 22 Nov. 2017, www.sbwire.com/press-releases/impact-of-key-factors-on-the-growth-of-global-internet-of-things-iot-analytics-market-during-2017-to-2025-895695.htm.

Customer Analysis

Our target customers consist of growing firms that address large customer markets such as cryptocurrency, video gaming, online advertising, SaaS, including:

Companies currently using related monitoring products

Firms developing an in-house application, or consumer-facing apps

Firms with activities in many different verticals

IT teams using Container, Docker, Kubernetes

Companies conducting app-based e-Commerce

Any aps with many pieces

This would include virtually every software company in the San Francisco/Silicon Valley area.

Targets will consist primarily of technology companies that maintain one or more high scale web applications. High-scale web applications create the customer's need, as it is readily apparent to users and customers if applications are down or underperforming. This makes proactive monitoring essential.

Operations groups that deal with high-scale web applications are generally well organized, using tools such as Ganglia, Splunk, PagerDuty, and New Relic to manage their software infrastructure. Lykuid will work with these providers to integrate our product.

This is particularly attractive to Lykuid because:

The target market includes largely homogenous users

Public SaaS is outward facing, and the company is focused on rapid innovation

These users are very likely to provide feedback, which will give us an additional advantage in the market due to the uplift in IP value from the curation process

These organizations still face the ongoing challenge to provide top-quality, uninterrupted service. We are targeting the premium end of the market, which includes those industry-leading companies that:

Are performing well financially

Continually seek best practices

Are receptive to new ideas

Are utilizing (or considering) monitoring but still have weaknesses

Have a significant number of hosts that is overwhelming their operations teams

Follow-on Market

We have designed our solution to plug into Datadog initially (meaning that the Lykuid platform has a software integration with the Datadog software, also known as an application programming interface (API) connection between the two.) Lykuid’s team plans to have additional integrations with other firms as well, including CloudWatch, Elastic’s LogStash and Beats.  Our customers can include literally any organization with any public facing application, and we can partner with all of the successful monitoring firms such as Datadog and Splunk.

Verticals that will be targeted in the future include advertising and large-scale SaaS providers. A sample of specific potential target customers include; Scopely, OpenX, Gaikai, BlueCava, and Rubicon.

Markets

There are many businesses that offer support and monitoring for revenue related applications in our target market. Each simply suggests a possible problem, yet none (to the current knowledge of the Lykuid executive team) suggest a solution or solutions and none use prior problems as a reference to speed up time-to-problem-resolution. Each of these firms do, however, claim that they have predictive functions within their software, but that is (per the current knowledge of the Lykuid executive team) largely inaccurate.

Most revenue generating applications are custom applications, not standard ones. Support offerings for custom applications is a grossly underserved segment of the market now because of the complexity of these applications and because AI is required for effectiveness.  The biggest three companies in our market, each worth $800 million to $2.5 billion all have created standard software systems that work from standard formats and none of these offerings utilize AI in any meaningful way. Since our focus is custom applications, partnerships with these three businesses, and others, has the potential to be successful because Lykuid’s goal is to fill a market gap that they do not. Most tech support teams use several support software systems simultaneously. Lykuid’s platform has been architected and written to fit well to be subsumed into that product mix because it is created so that it can be used without having to remove any other application or tool. It is Lykuid’s executive team’s intention that this enables faster sales cycles for Lykuid because an incumbent software vendor/provider never needs to be removed to add Lykuid.

Massive growth in online revenue generation, combined with rapid growth in software complexity over recent years has presented an ever-increasing technical challenge of keeping the revenue flowing. Technical teams monitor and support these revenue applications, and related services and are under extreme pressure when problems arise. Current software monitoring solutions are very poor in the detection of, and/or prevention of catastrophic revenue-impacting failures. Some businesses can have partial failures that last days. Impact of such failures can result in refunds to clients and severe reputational damage.

Per the current knowledge of the Lykuid Board and executive team, as well as the indirect industry research our team has conducted, no current software solution, except Lykuid’s, uses the customers’ tech support team’s inputs and experience as a knowledge source for more effectively addressing future issues. By definition (of artificial intelligence), Lykuid’s artificial intelligence software will capture users’ inputs and use those inputs as the “ongoing knowledge base” for faster, more effective solutions as future issues arise. Lykuid’s software will capture information from the application and related applications (those that are integrated with, or connected to, Lykuid’s platform) from users’ interactions and automatically (utilizing Lykuid algorithms as a catalyst) “becomes smarter” for the next event so tech teams do not have to try to remember past problems.

Lykuid’s knowledge base is architected for effective volition of the process to utilize the inputs from users as a catalyst to help create better issue resolution, in a faster way over time and incidence. As per this architecture, and with currently deployed examples as support, users from one company actually derive benefit from users in another company. As such, Lykuid’s software will increase in value daily, and ubiquitously for users that access and use the platform. Over time, the intelligence infused by thousands of users’ inputs has positive implications for Lykuid’s clients in terms of faster answers to problems and in terms of predictive warnings, or harbingers of impending issues soon to affect the custom software infrastructure upon which the customer firms run their transactions. Lykuid’s goal is to have Lykuid’s clients enjoy faster solutions to problems and predictive warnings.

The effect of thousands of users’ inputs also makes Lykuid’s platform a possible barrier for any would-be competitor to surmount, because it is only from actual user interaction with the Lykuid platform that the “AI knowledge base” grows. We believe that this competitive barrier and deployment of AI software under the proprietary structure pursuant to our business plan resembles a pattern currently used by Google and Facebook. Each of these firms use “likes and dislikes” as a way to gain user feedback (known as curation) which in essence “teach” the algorithms within their software platforms and make them “smarter.” We believe that this system is now widely accepted by our target market, so this behavioral pattern will help our software platform to grow in value due to the “accepted methods” that users have come to know, understand and embrace.

There is a large pool of small to large sized software companies providing custom applications, and Lykuid, Inc.’s core business plan is to obtain partnerships with them and fill in a support gap as a support and monitoring system for revenue related applications. Target customers include the growth markets of cryptocurrency, video gaming, online advertising, SaaS and many others. The Lykuid platform helps these companies sustain transactions online. As an example, during the time that video gamers play a game, a part, or all of the game company’s software may fail. When that software fails, game revenue stops. Lykuid’s software offers information, suggestions and other functions that help the engineering teams fix the failure quickly…more quickly than by using other software. The faster “time to resolution” helps the video game company save the losses that occur during the failure period. Shorter “time to problem resolution” also helps make the engineering team more productive. Game users also stay more faithful to the game and the game company’s reputation is not adversely affected.

For all of our four initial markets, our software platform will offer to support the commercial transaction in which a buyer and a seller engage, from inception to completion, on the online nexus point, the offering company’s website.

We are not a cryptocurrency company nor will we hold cryptocurrency. We do not create blockchain technologies or support blockchain technologies of any kind. Our software is being developed to offer solutions to companies in the cryptocurrency market ONLY as it relates to “helping prevent failures while a transaction is occurring between a BUYER of a cryptocurrency and a SELLER of a cryptocurrency.” The buy-sell transaction support that Lykuid’s software platform performs is NO different than the buy-sell support for an online shoe sale for an online shoe retailer or an online gamer buying a game tool within a game while playing it. In short, Lykuid’s software helps support any transaction occurring online between a buyer and a seller. Our software platform would be seeking, detecting and providing live real time information about whether or not each and every commercial transaction is being done without incident.

Management Team

Lykuid’s experienced team is led by Mr. Jack Riedel who is the Company’s Chairman and CEO and CFO. Lykuid’s team includes Bruce Carter, as a Director and Chief Technology Officer,, and Mr. Mark Shedd, as Chief Marketing Officer. Dr. David Richardson serves as a Director as well.  This team is working together to establish Lykuid’s vision as a leading artificial intelligence software solution.

Competitive Analysis

In the opinion of the Lykuid executive team, currently, there is no other offering that is in direct competition with our software.  There are some “superficial” competitors that are active in the monitoring field but in categories outside our solution.  This lack of competitors is primarily due to the relative newness of two facets of machine learning: Deep learning and collaborative filtering.

Monitoring Ecosystem

There are two basic categories of monitoring, display and search:

1. Simple Metrics Displays:

DataDog

Metric-focused basic anomaly detection

Ganglia

Cacti

Zenoss

Zabbix

New Relic

Complimentary APM tool

Wavefront

Metric focused, but targeting very large enterprises

These firms use what is called an “unsupervised approach” to find outliers or anomalies within the system, as they do not collect user feedback data.

Datadog is our most likely partner, not likely a competitor due to the focus on standard formatting:

Privately held, recently raised $94 million in a Series D financing round;

Provides basic anomaly detection;

Has no machine learning, no “true” intelligence; and

Utilizes too many screens;

2. Search / Google for Logs:

Splunk

The “Google of Logs”

Elastic

Unfriendly, lacks collaboration within the platform

SumoLogic

Hybrid log and metric

In the opinion of the Lykuid executive team, none of the companies in this second category can be considered as truly proactive.

One notable competitor is LOGZ, which is built upon (and limited by) the Kabana platform.  They have recently raised $7 million.

Rather than competing with these companies, our software complements all of them. We have the same objectives as all players in the monitoring market, and our use of machine learning to curate data is of additional, immediate value to all firms in this field.

Since no one organization has the exact same metrics as another, gathering data from multiple clients allows us to learn across organizations, so the more organizations that use Lykuid, the more effective our software becomes.

Our Supervised Approach

Lykuid uses a “supervised” approach. This is defined by the fact that we have labels of user feedback that no other organization does. We get this input by designing our user interface (UI) to elicit user feedback through a Facebook-like interface, and then record these user interactions.

Marketing & Partnering Plan.

We plan to serve a growing group of companies that still faces challenges maintaining their revenue applications effectively.

We are in an incredibly large market.  The monitoring market alone approaches $12 billion, and virtually every player in that space is a potential partner.

Pilot Customers are Key

Two dozen test users are currently using our software.  Lykuid’s platform gathers the necessary data set from user experiences and user feedback directly from personal interviews.  We recognize the importance of our initial customers who are providing this data, which in turn allows us to obtain feedback.  The more data we gather, the more mature the product becomes. This means creating a further barrier to would-be competitors.

Our alliance development team will strive to build partnerships with firms who have both a need for our software platform as well as an extensive customer base.  Potential early partners include:

Groundwork

Splunk

Later partners will potentially include:

Sentry

Digital Ocean

AWS

Heroku

OpenShift

Docker / CoreOS / Kubernetes

Python Django, Flask

Data Dog

Partnering will serve as our initial method of marketing and will assist Lykuid with technical integration with these partners. We will show these firms what they will gain by integrating our product with theirs, and that opening the door to their customer base will:

Improve their product Offering

Lead to additional revenue

Enhance their customer retention.

Operations Plan

Our operations plan requires that we:

Build an outstanding team

Further design a user interface that is exceptionally visually appealing

Execute quickly

Gather a large informational database (database of user feedback) to create a barrier against the competition

Provide excellent support and response to test participants and customers

Develop an attractive pricing strategy

By gathering data from these and similar companies, we will gain a marketplace advantage. The following will serve to protect our position:

Our offerings are 100% SaaS (Software as a Service)

We will benefit from how the “network effect” inhibits competitors. Stated differently, as our user base grows, so does our software’s knowledgebase making it increasingly valuable to the next user, more accurate, and more able to help tech teams solve problems faster. Over time, the network of user grows so large that, and the Lykuid platform becomes so accurate that, potential competitors realize that the time, and user feedback they might seek to truly, and effectively compete cannot be surmounted. As a result, we believe that potential competitors will concede and our Company will advance further in the marketplace.

Revenue Plans

For early customers, Lykuid will focus on the lower cost per host (input device or input software API) pricing model with a limit on the metric count per host (or total data amount as processes by our software platform.) As the customer decides to move more application metrics into Lykuid, they will be pressed into the higher data usage per metric pricing model (which will ask them to pay additional fees as the amount of data managed by the Lykuid platform rises.) This market of higher metric volumes is currently dominated by Elastic and Splunk and has driven Splunk’s value to over $7 billion.

In the opinion of the Lykuid executive team, we assume the beginning of our user growth to be approximately exponential, and then taper off as we approach the market capacity following a logistic growth curve in 4-6 years. We estimate this path due to the similar patterning of other like firms over the last 12-15 years.

Research and Development

Since our inception in October 2017, we have been primarily focused on developing our software.  We intend to invest in our research and development activities with the proceeds of this Offering to finishing developing and to continuously improve, innovate, and add new features to our software.

We intend to deploy new features, functionality, and technologies through regular software releases or updates in order to minimize disruption and provide for constant improvement.  Once product improvements are identified, we intend to design, develop, test, and launch a solution.

Intellectual Property and Trade Secrets

We do not have any patents, trademarks, copyrights or licenses except for the trademark of our name and logo.  We rely on federal, state, common law, and international rights, as well as contractual restrictions, to protect our intellectual property. We control access to our proprietary technology and algorithms by entering into confidentiality and invention assignment agreements with our employees and contractors, and confidentiality agreements with third parties.

In addition, our technology, or source code is held in a complex password-protected structure with access permitted only by members of the Board of Directors of Lykuid, Inc. Users of our software also have no ability to access the source code because it resides ONLY within the password protected structures within our company’s “virtual walls.” Further protection is also due to the fact that our software is ONLY offered as a subscription, not as a license. The subscription method, use on a monthly payment plan via a cloud-enabled delivery, prevents ANY user from accessing the source code.

We currently own the domain [www.Lykuid.com] and intend to trademark other aspects of our messaging as needed.

Circumstances outside our control could pose a threat to our intellectual property rights. For example, effective intellectual property protection may not be available in the United States or other countries in which we operate. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Also, protecting our intellectual property rights is costly and time-consuming. Any unauthorized disclosure or use of our intellectual property could make it more expensive to do business and harm our operating results.

Companies in Internet-related industries may own large numbers of patents, copyrights, and trademarks and may frequently request license agreements, threaten litigation, or file suit against us based on allegations of infringement or other violations of intellectual property rights. We are currently subject to, and expect to face in the future, allegations that we have infringed the trademarks, copyrights, patents, and other intellectual property rights of third parties, including our competitors and non-practicing entities. As we face increasing competition and as our business grows, we will likely face more claims of infringement.

Government Regulation

The future success of our business depends upon the continued use of the internet as a primary medium for commerce, communication and business solutions. Federal, state or foreign government bodies or agencies have in the past adopted, and may in the future adopt, laws or regulations affecting the use of the internet as a commercial medium. Changes in these laws or regulations could require us to modify our solutions in order to comply with these changes. They can also require our clients to modify their applications, which may have an influence on the Company. In addition, government agencies or private organizations may begin to impose taxes, fees or other charges for accessing the internet or commerce conducted via the internet. These laws or charges could limit the growth of internet-related companies generally or result in reductions in the demand for internet-based solutions such as ours.

Employees

As of April 25, 2018, we had 7 employees, including full-time employees. We also engage consultants. None of our employees is covered by collective bargaining agreements and we consider our relations with our employees to be good.

DESCRIPTION OF PROPERTY

Our principal executive offices are located at 1688 Meridian Ave., Suite 700, Miami Beach, FL 33139, and at leased office 600 Anton Blvd., 11th Floor, Costa Mesa, CA 92626.  Our website is  [www.Lykuid.com]The contents of our website are not incorporated by reference into this Offering Circular.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Lykuid, Inc. was formed in the State of Florida on 19 October 2017. The Company principal execution office is 1688 Meridian Ave., Suite 700, Miami Beach, FL 33139 and at 600 Anton Blvd., 11th Floor, Costa Mesa, CA 92626.

Lykuid, Inc. is a development stage artificial intelligence software provider. Using advanced algorithms and machine learning, the company’s B2B software maximizes revenue generation and revenue stability for online businesses that rely on the internet as their sole means of revenue generation. The Company provides software monitoring solutions that detect and/or prevent catastrophic revenue-impacting failures. The software is built to learn from data as a means of providing what users want and then providing more of it.

Since inception, the Company has no operations, consisting primarily of planning the development of our power plant in order to begin operations as soon as we receive proper financing. Accordingly, the Company is considered to be in the development stage, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have not commenced. The Company has generated no revenues from operations and therefore lacks meaningful capital reserves.

Operating Results

As of December 31, 2017, we have not generated any revenues and incurred expenses of $26,909. Our operating expenses consist of the costs incurred in organizing the company and this Offering. As a result, our net loss for the period from inception through December 31, 2017 was $26,909. Our accumulated deficit at December 31, 2017 was $26,909.

To meet our need for cash we are attempting to raise money from this Offering. The maximum aggregate amount of this Offering will be required to fully implement our business plan. If we are unable to successfully generate revenue we may quickly use up the proceeds from this Offering and will need to find alternative sources. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Liquidity and Capital Resources

Since the Company’s inception on December 31, 2017, the Company issued notes to fund its operations.  Between October 19th, 2017 and December 31, 2017, three notes were issued, for 19,000.00, 15,000.00 and 5,000.00 from affiliates for the aggregate principal amount of $39,000 due July 1, 2018 (the “Notes”) and classified as a current liability on the balance sheet. The paid expenses are paid from the proceeds from the notes issued.

Interest begins accruing on April 1, 2018.

As of December 31, 2017, the Company had little working capital and will likely incur losses prior to generating positive working capital. These matters raise substantial concern about the Company’s ability to continue as a going concern.

In management’s opinion, the Company’s cash position is insufficient to maintain its operations at the current level for the next 12 months. We are attempting to raise funds to proceed with our plan of operation. The Company hopes to raise $35,000,000 gross proceeds in this Offering. If we are successful at raising the maximum amount of this Offering, we believe that such funds will be sufficient to fund our initial operation for the next 36 months.

Upon the qualification of the Offering Statement of which this Offering Circular is a part, the Company plans to pursue its business plan. There can be no assurance of the Company's ability to do so or that additional capital will be available to the Company. If so, the Company's objective of its plan will be adversely affected and the Company may not be able to pursue such plans if it is unable to finance such operations. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company. There can be no assurance that additional capital will be available to the Company.

We are highly dependent upon the success of this Offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk financing. At such time these funds are required, management would evaluate the terms of such financing. If the Company cannot raise additional proceeds via a private placement of its equity, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Off-Balance Sheet Arrangements

As of October 31, 2017, we did not have any off-balance sheet arrangements.

Plan of Operations

Over the next 12 months, the Company intends to engage in a variety of milestones, mostly related to marketing, sales, technical development, further advancement of our artificial intelligence platform and hiring of key employees. To achieve these milestones, our executive team has estimated spending to be $400,000, $600,000, $900,000 and $1,000,000 for each quarter respectively. (Please see the chart of milestones and quarterly spending below.)

The following is a review of the milestones per quarter:

Q1: The milestones during our first quarter of operations will be to verify our industry strategy; finish perfecting our version 0.9 product attributes and hire three new employees for this effort.

Additional achievements will be to get a first paying customer, to target industry accounts, provide continued beta support, finish creating marketing assets, and do our first public announcement.

Q2: The milestones during our second quarter of operations will be to confirm our commercial offering, finish perfecting our version 1.0 product attributes, our “general availability” (GA) release, and hire three additional employees for the effort.

Additional achievements will be to expand targeted accounts, convert our beta users to paying customers, and to finalize/implement our GTM marketing & sales infrastructure.

Q3: The milestones during our third quarter of operations will be to scale our commercial solution, perfect our product version 1.1, and hire six additional employees.

Additional achievements will be to advance our commercial offering, begin to automate customer engagement/sales process, and drive new leads driven using marketing automation.

Q4: The milestones during our fourth quarter of operations will be to expand to adjacent markets, finish product version 1.2 and hire six additional employees.

Additional achievements will be to scale our customer base, leverage product/customer knowledge into adjacent industries, and build marketing presence in new industries.

The sources of funds for the above operations is the Reg A+ capital raise that will commence after SEC approval has been completed.

It is the opinion of the Board of Directors and the executive team that our initial raise process post approval from the SEC will capture investor funds in excess of $5,000,000 over the four months thereafter. From the pro forma shown herein our spending is estimated to be $2,900,000. Therefore, in our opinion, the need to raise additional funds is unnecessary in the immediate six months following the raise.

Lykuid Q1-Q4 2018 Quarterly Operational Milestones

Total Corporate Spend by Quarter
1.2
1
0.8
0.6
0.4
0.2
0
$400K
$600K
$900K
$1.0M
Q1
Q2
Q3
Q4

Verify Lead Industry Strategy
- **Product Version: 0.9**
- **New Employees: 3**

Activities
- First paying customer
- Targeted industry accounts
- Continued beta support
- Marketing assets created
- First public announcement

Confirm Commercial Offering
- **Product Version: 1.0**
- **New Employees: 4**

Activities
- Expand targeted accounts
- Convert beta users to paying customers
- Finalize/implement GTM marketing & sales infrastructure

Scale Commercial Solution
- **Product Version: 1.1**
- **New Employees: 6**

Activities
- Commercial offering
- Automated customer engagement/sales process
- Leads driven using marketing automation

Expand to Adjacent Markets
- **Product Version: 1.2**
- **New Employees: 6**

Activities
- Scale customer base
- Leverage product/customer knowledge into adjacent industries
- Build marketing presence in new industries

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Lykuid has assembled an experienced management team including experts and executives in our industry.

The table below lists Lykuid’s directors and executive officers, their ages and the date of their first appointment to such positions. Each position is currently held with an indefinite term of office.

Name	Position	Age	Date of First
			Appointment
Executive Officers and Directors

Jack Riedel	Chairman of the Board and Chief Executive Officer and CFO	54	October 19, 2017

Dr. David Richardson	Director	54	October 19, 2017

Bruce Carter	Director and Chief Technology Officer	55	January 1, 2017

Mark Shedd	Chief Marketing Officer	56	February 1, 2017

Executive Officers and Directors

Jack Riedel - Chairman of the Board, CEO and CFO

Jack spent the last five years as an investor and as a Co-Founder of Lykuid with nearly three years of work at Lykuid in an unpaid capacity to germinate, develop and launch the company concept, and IP ideas with other Co-Founders of Lykuid. Prior to this last five-year period, Jack was the largest investor in and Founder, Chairman and CEO of Tall Umbrella, Inc. which provided a complete, turnkey Wi-Fi mobility system Offering for small healthcare firms so that doctors and nurses could share secure patient information faster and more efficiently. Prior to that period, Jack served as Founding CEO of a CRM software company called Clientelligence (then called Client Dynamics) for three and a half years; the company was successfully sold to Dow Jones and the technology became the genesis of the Dow Jones wealth manager. Prior to that period, Jack served in four other early stage companies, as a key executive and large stakeholder. In total, four of the six firms Jack helped start achieved profitable returns for their investor constituents.

Jack Riedel serves as Executive Chairman of Lykuid, Inc. Mr. Riedel serves as an advisor to a number of venture capital firms and analyst groups in the U.S. and abroad. He started his career at Wang Laboratories as a top sales representative. His 25-year career in Silicon Valley is highlighted by 6 senior executive roles at early-stage, venture-backed, B2B enterprise software ventures. In Chief Executive Officer and Vice President level roles, he has consistently delivered against equity growth benchmarks for investors, and has guided these firms from inception to multi-millions in revenues. His successful execution of milestones is distinguished by the development of teams that find and serve the largest of flagship customers; Compaq, 3COM, Merrill Lynch, HP, SAIC, Palm, EDS, IBM, Sun Microsystems, Data General, TRW, Blue Cross, British Petroleum and Pacific Bell, and many others. Mr. Riedel completed his Marketing degree with Mechanical Engineering emphasis from Michigan State University.

Dr. David S. Richardson  – Director

Dr. Richardson has been running his own successful cosmetic dental practice in Norwich, Connecticut over the last five years and for many years prior. He is an investor in numerous businesses and contributor to charities.

Dr. Richardson is a successful cosmetic dentist in Connecticut. He has built and created a number of successful enterprises and is an investor and advisor to successful entrepreneurs. Dr. Richardson participates and contributes to a number of charitable local community groups and has earned long-standing respect for his efforts from these groups and as a leading professional in his field.

Bruce Carter – Director and Chief Technology Officer

Bruce spent the last five years running his own consulting firm called Wayne Enterprises, LLC. Bruce has provided advanced software installation and management services to leading companies in Southern California. Some independent software contractors were added to his team, but Bruce provided the thought leadership and most of the software services. The following is a list of four notable companies that were served by Bruce during the last five years:

Funai Corporation in Torrance CA., a four billion dollar company TV manufacturer with global touch points. Bruce performed an ERP conversion to Dynamics AX with new ScanWorx WMS and TMS, along with various other vendor applications. Bruce had to coordinate activities with two other Funai companies in the US as well as a custom returns management process with 14 direct reports.

Barbaras Development; Barbaras Development owns nine companies, but Bruce primarily worked for Directex with a Sologlobe Warehouse Management Recovery and Dynamics NAV ERP upgrade on a failed implementation and Directsource for configuring NAV for use in China and set up special language translation as well as warehouse management functions in China for five weeks. Bruce had three direct reports.

Hannibal Industries - Global Manufacturer. Bruce did an ERP Conversion and custom ScanWork WMS implementation as well as TMS at the end. Bruce had five direct reports.

Ingomar. Ingomar is a leading food processing giant in California. Bruce did a network recovery job for Ingomar as well as application repairs and used his ITIL knowledge to create their IT SOP's and policies for moving forward. Ingomar processes 800,000,000 lbs. of tomatoes in 100 days and it was critical to keep them up and running 7x24. Bruce had 4 direct reports.

Prior to these last five years, Bruce spent four years at MCI and four years at IBM in his past. He was a technology lead and creator of advanced technologies at these firms. He also implemented the entire IT SOX compliance systems and strategy for Obagi Medical of Long Beach California, so he has a strong understanding of the SOX requirements and knows how to adhere to each. Mr. Carter has his C.N.E., M.C.P., M.C.S.E., Unix and ITIL V3 Certifications. He has received numerous industry awards including Circle of Excellence and Next Generation, and most notably the Smithsonian Award for Technology Excellence in Education.

Mr. Carter has over 25 years of experience in the design, development, and implementation of corporate-wide, computer-based, voice, video and data systems. As a senior information technology executive, his extensive experience spans Fortune 100 world-class enterprises, and entrepreneurial ventures alike. An industry leader, Mr. Carter has consistently achieved and exceeded the financial and technical goals of large scale IT infrastructure initiatives, from design inception to final completion.

Quick thinking and tenacious, he possesses an exceptional ability for identifying and assimilating new technologies-bringing each to bear for the maximum, practical efficacy of his customers and constituents. Mr. Carter is also a thought leader in e-business, client server enterprise systems, and standard business automation applications in Novell, Unix/Linux and Microsoft Windows environments with a proven, team-building reputation with IBM, MCI, Toshiba and many others. He is a graduate from Illinois Wesleyan University with a B.S. in Business Administration and has taken Graduate studies at the University of Colorado, Colorado Springs. Mr. Carter has his C.N.E., M.C.P., M.C.S.E.,

Unix and ITIL V3 Certifications. He has received numerous industry awards including Circle of Excellence and Next Generation, and most notably the Smithsonian Award for Technology Excellence in Education.

Mark Shedd –Chief Marketing Officer

Mark spent the last five years at Qualcomm as the Director of Integrated Product Marketing where he helped launch a new technology suite, Snapdragon, from inception to a leading technology against aggressive global competitors. Mark wrote the ‘marketing best practices’ documentation for Qualcomm and the company adopted these processes worldwide.  Mark helped lead the direction of many new technology initiatives such as artificial intelligence and machine learning for Qualcomm. Prior to this role, Mark served in product planning for Microsoft for over two years and prior to that, Mark also held a 13 year role as the Director of Global Business Development at Nortel.

Mark brings over 20 years of combined B2B / B2C marketing and management experience in hardware, software, and internet services.  As lead for Snapdragon integrated marketing, Mark helped build and scale Snapdragon premium smartphone processors, firmly establishing Snapdragon as an internationally recognized technology ingredient brand and industry leader.  At Microsoft, Mark led product planning for Windows Mobile and Windows Phone managing the transition between the two mobile operating systems with global phone manufacturers.  Prior to that, Mark held a number of significant roles with RealNetworks, Kyocera Wireless, and Nortel Networks.  His experience includes two international assignments in Paris, France and Tokyo, Japan, where he helped build and develop the product marketing infrastructure needed for Nortel to win a majority share of the global 3G infrastructure networks in Europe, Africa, and Asia.

Mark holds an MBA from the Fuqua School of Business at Duke University, and a BS in business and finance, from the University of Southern Maine.

He is also an avid instrument-rated pilot, mountain bicycle enthusiast, and was an avid whitewater kayaker while in the Pacific Northwest.  His favorite charities and volunteer work include LA’s Food Forward, Law Rocks LA, LACMA, and The Getty Museum.

OTHER:

David Maust – Co-Founder

David spent the last five years as a software development and data science consultant for Cie Games and then for Nativo. Cie Games is an online video gaming provider and Nativo is an online digital advertising company, both located in Orange County California. In addition, David served in the DevOps teams. DevOps is defined as the technical engineering team that creates and supports the software infrastructure that the company uses to make their website transactions occur. David served in this capacity at both firms, and in support of the DevOps teams at both firms as well. From this direct experience with, and for, DevOps, the vision of the LYKD platform was formed. David worked closely with another Co-Founder of Lykuid, Jack Riedel, to form, codify and develop the company concept and IP ideas for nearly the last 3 years. Prior to this last five-year period, David served as CTO at a company called Tall Umbrella, Inc. which provided a complete, turnkey Wi-Fi mobility system Offering for small healthcare firms so that doctors and nurses could share secure patient information faster and more efficiently. David helped create the unique, intellectual property that powered the Tall Umbrella mobility systems. Prior to that, David worked at NASA’s, Jet Propulsion Laboratory in Pasadena, California.

Mr. Maust comes to our team from NASA's Jet Propulsion Laboratory, where his expert skills of project management, innovation, software and telecommunications systems were honed to world-class levels.

At JPL, he conducted or served as a primary contributor in many projects including the WebTFP, which was an effort to make a web interface for a JPL tool known as the "Telecommunications Forecaster Predictor." Mr. Maust generalized the work in WebTFP to allow other Matlab applications to be accessible on the web within the same framework. Included in these are the Telecommunications Orbital Analysis Simulation Tool (TOAST), and Mars Relay Network Planning Tool (MRNPT); he also integrated this tool for orbital trajectory integration. Also at JPL he worked on several projects within Project Constellation. With the Space Communications and Networking (SCaN) group and the Distributed Space Exploration Simulation (DSES) project, Mr. Maust worked to get JPL onto the distributed simulation network and get JPL's Qualnet link analysis tool accessible from the other centers through HLA. Mr. Maust also assisted the Protocol Test Lab (PTL) and Distributed Simulation Integration Lab (DSIL) in observing and recording activity on the distributed simulation network.

David has also been a speaker at numerous UNIX and Linux user group events. At the UNIX Users Association of Southern California (UUASC), he was invited to talk on a mail transfer agent, Postfix, Subversion, (a version control system) and then later on SpamAssassin.

Mr. Maust is an expert or fully proficient in numerous programming languages including, C, C++, UNIX, Linux systems, Java, PERL, LISP, Python, Fortran, PHP, C#, and VB.NET, and has served as President of the local chapter of the Association for Computing Machinery (ACM). Mr. Maust has been ranked in the top 100 out of more than 440,000 data scientists on Kaggle.com.  He is a top graduate of Cal State Fullerton in Computer Science and Mathematics.

Advisory Board

David Wu

Advisory Board Member

As an entrepreneurial Senior Executive, Mr. Wu has delivered strong and sustained value and profitability to global organizations across diverse industry sectors. Mr. Wu has successfully grown businesses, launched start-ups and new product lines, raised millions of dollars in equity and debt, revitalized underperforming operations, executed mergers and acquisitions, and driven global market penetration through sales and marketing expertise.

Mr. Wu has exceptional cross-functional expertise—which spans diverse business disciplines including strategic planning, marketing, finance, sales and technology—provides a holistic perspective in tackling complex business challenges and garnering collaboration from both internal and external partners and stakeholders. Mr. Wu has a talent for seeing a business situation and understanding its strengths, opportunities, weaknesses and pitfalls, and then translating that understanding into a strategic plan, and executing that plan with a team of functional leaders.

Mr. Wu in his CEO role has diversified and expanded software companies resulting in an 85% market share and led a synergistic company acquisition that included leading post acquisition integrations. As President CEO of a unique wireless startup, Mr. Wu raised $67M in financing and propelled company value from $21M to $109M in five years. Earlier as Founding Member and President of an international Internet infrastructure startup Mr. Wu raised $700M and grew the company from 1 to 260 employees and achieved listing on the American Stock Exchange with peak valuation of $4.5B, delivering 450X ROI for investors.

Mr. Wu has a passion for motivating teams and a reputation for building cultures of collaboration and engagement.

Dr. Makarand Jawadekar

Advisory Board Member

Dr. Mak Jawadekar is currently an independent Pharma Professional. He worked at Pfizer, Inc. based in Groton-New London Connecticut for 28 consecutive years as a Director, Portfolio Management. During his career at Pfizer, he was responsible for Drug Delivery Technology Assessment function involving external ‘Drug Delivery’ technologies. He has extensive experience in creating and cultivating external partnerships and alliances for drug delivery technologies. He began his professional career at Pfizer Central Research in early 1982, after having completed his Ph.D. in Pharmaceutics at the University of Minnesota. Mak was honored with an honorary D.Sc. degree by DYP Mumbai University, recommended by the President of India in Feb 2011.

His experience with Pfizer R&D includes Solids R&D, Drug Product formulation/ Dosage Form/ Drug Delivery development, Clinical Trials Supply Manufacturing, Scale-up and Technology Transfer, Pharma R&D outsourcing as well as Pharmacy areas. He managed several functions/groups within R&D for many years. He was the Bench Scientist who worked on challenging Sertraline (ZOLOFT) tablets formulation which became multibillion dollar products for many years for Pfizer Inc. In the recent past, he had been also been engaged in coordinating outsourcing R&D activities with external partners. He was recipient of the “M.L. Khorana Memorial Lecture of the Year Award” at IPC held in New Delhi, India, in December 2001. He has presented at many professional meetings and has participated in various Panel Discussions/Round Tables.

John Heerdink

Advisory Board Member

John is the Managing Director of Vista Partners LLC. Mr. Heerdink has advised public and private companies in the Technology, Life Sciences, Cleantech, Energy, Mining & Minerals and Consumer sectors. In addition, Mr. Heerdink has worked with companies seeking a listing on public exchanges via IPO, reverse merger and assisted foreign issuers seeking a listing on a U.S. exchange. Mr. Heerdink has assisted small-cap companies to raise debt and equity capital for growth, consummated mergers and acquisitions and performed all other matters dealing with investor relations and business development.

He maintains an extensive relationship base in the investment community, lending industry and investment banking industry globally. He has founded, co-founded or launched/relaunched the following financial related institutions: Heerdink Advisory Services, LLC, Tribe Public LLC, United Capital Partners LLC & Vista Partners LLC. He has also held management positions: First Union Brokerage Services (Now Wells Fargo), Merriman Curhan Ford & Co., RAF Financial Services, & Bristol Myers Squibb. He is based in the San Francisco office.

Mr. Heerdink has held the following Securities licenses: Series 24, 7, 79, 65, & 63. Mr. Heerdink earned a B.A. from the University of Southern Indiana and was an honors symposium graduate.

Virginia C. Dori

Advisory Board Member

Virginia has over 30 years of high-technology leadership role in marketing and sales strategy, company and product positioning, demand generation, brand recognition, digital and traditional marketing, and change management with Fortune 500 companies and start-ups.

She’s the Founder of CMO-on-Demand Consulting, providing professional consultancy services in marketing, sales and operations for technology companies in need of immediate turn-around.

Previously, she was Vice President of Marketing and Sales for two SaaS solution start-ups for big data analytics and cybersecurity, which she helped build from the ground-up, and developed marketing, sales and business infrastructure. She was instrumental in over $1B in financial gains, that include a $600M+ investor gains for the two SaaS start-up companies which successfully exited ahead of schedule, and $300M+ OEM memory modules revenue for PNY Technologies, for its start-up division in Silicon Valley. Virginia started her high-tech career at INTEL and has held key positions with Chartered Semiconductor (now Global Foundries), JDSU (now Viavi and Lumentum), CIENA, PNY Technologies and VLSI Technology (acquired by Philips and now NXP).

She earned her Bachelor of Arts degree in Mass Communications and Marketing from Far Eastern University, Manila. Virginia is also a published author of the novel, “Walk with Destiny.”

Richard Stalzer

Advisory Board Member

Senior Corporate Executive & Strategic Decision Maker on Policies & Business Operations
Success designing and deploying corporate overhaul, launching new products, creating opportunity, turning around brands and operations, reorganizing failing/down-trending business units.
Strategic partner with a strong management skillset – able to identify strengths and weaknesses within business operations to resolve/achieve positive results. Highly effective, self-motivated and results-driven professional and exceptional organizer, communicator – with emphasis on team building and accountability.
Delivered substantial revenue growth while streamlining processes and developing top-performing teams. Committed to transparency, credibility, results at all levels. Drove turnaround initiatives that transformed organizations to achieve long-range plans, revenue, market share, and profit goals.

P&L Management | Strategic Planning | Business Development | Predictive Analytics | Sales & Marketing | Big Data | Product Development | Acquisition Integration | New Ventures | Technology
Career summary/milestones:
* Orchestrated company’s overall strategic direction and transformation to support rapid growth: Voltari
* Turned around outdated business model and reorganized cost efficiencies, resources: Motricity
* Unified 65 diverse companies/advertising sales operations under one platform, one sales team: IAC
* Steered team (in collaboration with MSN Money) to create effective media sales strategy: Microsoft
*Designed, promoted, marketed cross-media programs to AT&T, HP, NYSE, Microsoft, Morningstar, Toyota, Intel, General Motors: E*Trade

Significant Employees

Lykuid currently has all officers classified as significant.

Family Relationships

There are no family relationships between any director, executive officer, or person nominated or chosen by the company to become a director or executive officer.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of no more than three (3) directors. Each director of the Company serves until his successor is elected and qualified, subject to removal by the Company’s majority shareholders. Each officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors, and shall hold his office until his successor is elected and qualified, or until his earlier resignation or removal.

Independent Directors

We intend to apply to have our Common Stock listed on The NASDAQ Capital Market (“NASDAQ”). Under the listing requirements and rules of NASDAQ, independent directors must constitute a majority of a listed company’s board of directors within 12 months after its initial public offering. In addition, the rules of NASDAQ require that, subject to specified exceptions and phase-in periods following its initial public offering, each member of a listed company’s audit, compensation and nominating and governance committee be independent, and that a listed company’s audit committee must have at least three members and a listed company’s compensation committee must have at least two members. Under the rules of NASDAQ, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

We intend to rely on the phase-in rules of NASDAQ with respect to the independence of our board of directors and the audit committee. In accordance with these phase-in provisions, our board of directors and the audit, compensation, and nominating and corporate governance committees will have at least one independent member by the qualification date of the offering statement of which this offering circular is a part, at least two independent members within 90 days of the qualification date of the offering statement of which this offering circular is a part and all members will be independent within one year of the effective date of the offering statement of which this offering circular is a part.

Audit committee members must also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act (“Rule 10A-3”). To be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of a company’s audit committee, the company’s board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Committees of our Board of Directors

Audit Committee

We do not currently have a separately standing audit committee of our board of directors. Currently, our board fulfills the duties otherwise delegated to a separately standing audit committee, including, but not limited to, the following:

●	selecting and hiring our independent auditors and approving the audit and non-audit services to be performed by our independent auditors;
●	evaluating the qualifications, performance and independence of our independent auditors;
●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
●	reviewing the adequacy and effectiveness of our internal control policies and procedures;
●	discussing the scope and results of the audit with the independent auditors and reviewing with management and the independent auditors our interim and year-end operating results; and
●	preparing the audit committee report that the SEC requires in our annual proxy statement.

NASDAQ-listed companies must have an Audit Committee with a formal written audit committee charter that is reviewed/revised annually by the Audit Committee. The Charter must set forth:

●	the scope of the committee’s responsibilities and how they are to be carried out, including its structure, processes and membership;

●	the committee’s duty to monitor the independence of the outside auditor;
●	the committee’s purpose of overseeing the accounting and financial reporting process of the company; and
●	specific audit committee responsibilities in order to comply with SEC Rule 10A-3(b)(2)-(5).

The Audit Committee must consist of at least three members, each of whom:

●	is independent as defined in SEC Rule 10A-3(b)(1) (director receives no compensation outside of role as director and is not an affiliate of the company or its subsidiaries);
●	has not participated in the preparation of the company’s (or any subsidiary’s) financial statements during the last three years, and
●	is able to read and understand financial statements.

With at least one member with past employment experience in finance or accounting, professional accounting certification, or other comparable experience or background that results in financial sophistication, including having been a CEO, CFO or other senior officer with financial oversight responsibility. A director that meets the financial expert qualifications of Item 407(d)(5)(ii)-(iii) of Regulation S-K also qualifies as a financially sophisticated audit committee member for NASDAQ purposes.

Under the NASDAQ rules, a newly-listed IPO company may phase-in the above-discussed audit committee requirements by having:

●	an audit committee with at least one independent member at the time of listing;
●	a majority of the audit committee independent within 90 days of listing; and
●	an audit committee entirely independent within one year of listing. (Rule 5615(b)(1) and Rule 10A-3(b)(1)(iv)(A) under the Exchange Act).

If our NASDAQ listing application is approved, our board will establish an audit committee in compliance with the NADAQ rules for newly-listed IPO companies. If our NASDAQ application is rejected, our board will continue to fulfill the duties otherwise delegated to a separately standing audit committee.

Compensation Committee

We do not currently have a separately standing compensation committee of our board of directors. Currently, our board fulfills the duties otherwise delegated to a separately standing compensation committee, including, but not limited to, the following:

●

reviewing and approving for our executive officers: the annual base salary, the annual incentive bonus, including the specific goals and amount, equity compensation, employment agreements, severance arrangements and change in control arrangements, and any other benefits, compensation or arrangements;

●	reviewing the succession planning for our executive officers
●	reviewing and recommending compensation goals and bonus and stock compensation criteria for our employees;
●	preparing the compensation committee report that the SEC requires to be included in our annual proxy statement; and
●	administering, reviewing and making recommendations with respect to our equity compensation plans.

NASDAQ-listed companies must have a compensation committee:

●	With a formal written compensation committee charter, that the compensation committee must review and reassess on an annual basis, setting forth:

o	the scope of the committee’s responsibilities and how they are to be carried out, including its structure, processes and membership;
o	the committee’s responsibility for determining (or recommending to the board for determination) the compensation of the CEO and all other executive officers;

o	that the CEO may not be present during voting or deliberations on his or her compensation; and
o	the specific committee responsibilities and authority set out in Rule 10C-1(b)(2)-(4)(vi) of the Exchange Act.

●	Consisting of at least two members, each of which must be an independent director;
●

The members of which the board has determined are each independent as compensation committee members, after consideration of all factors specifically relevant to determining whether a member has a relationship with the company which is material to the member’s ability to be independent from management in connection with the work of the compensation committee, including but not limited to:

o	the source of compensation of the director, including any consulting, advisory or other fees paid to the director, and
o	whether the director is affiliated with the company, a subsidiary of the company, or an affiliate of a subsidiary.

●

To which it has delegated the specific responsibilities to comply with Rule 10C-1(b)(2)-(4)(vi) of the Exchange Act, including responsibilities related to selection, compensation of and funding for compensation consultants and other advisors, after due consideration of certain factors assessing independence of the consultant, enumerated in Rule 5605(d)(3)(D). (This requirement is not applicable to smaller reporting companies.

Under the NASDAQ rules, a newly-listed IPO company may phase-in the above-discussed compensation committee requirements by having:

●	A compensation committee with least one independent member at the time of listing;
●	majority of the committee must be independent within 90 days of listing; and
●	the committee must be entirely independent within one year of listing. (Rule 5615(b)(1)).

If our NASDAQ listing application is approved, our board will establish a compensation committee in compliance with the NADAQ rules for newly-listed IPO companies. If our NASDAQ application is rejected, our board will continue to fulfill the duties otherwise delegated to a separately standing compensation committee.

Nominating and Corporate Governance Committee

We do not currently have a separately standing nominating and corporate governance committee of our board of directors. Currently, our board fulfills the duties otherwise delegated to a separately standing nominating and corporate governance committee, including, but not limited to, the following:

●	assisting our board of directors in identifying prospective director nominees and recommending nominees for each annual meeting of shareholders to the board of directors;
●	reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our board of directors;
●	overseeing the evaluation of our board of directors and management; and
●	recommending members for each committee of our board of directors.

Regarding the nomination of directors of NASDAQ-listed companies:

●	The company must have a formal written charter or resolution addressing the nomination process and related matters, as required by federal securities laws; and
●

Nominees for director must be selected by (1) a majority of independent directors, or (2) a nomination committee composed solely of independent directors (except where the right to nominate a director legally belongs to a third party or where the company is subject to a binding obligation that requires a different nomination structure established prior to the approval date of Rule 5605(e)).

Under the NASDAQ rules, a newly-listed IPO company may phase-in the above-discussed requirements for a nominating committee by having:

●	at least one independent member at the time of listing;
●	a majority of the committee must be independent within 90 days of listing; and
●	the committee must be entirely independent within one year of listing. (Rule 5615(b)(1))

If our NASDAQ listing application is approved, our board will establish a nominating committee in compliance with the NADAQ rules for newly-listed IPO companies. If our NASDAQ application is rejected, our board will continue to fulfill the duties otherwise delegated to a separately standing nominating committee.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for that purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities,

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

We were incorporated in Florida on October 19, 2017. The following table sets forth certain information concerning the compensation for the fiscal years ended December 31, 2017 (i) all individuals who served as our principal executive officer (PEO), or acting in a similar capacity, during the fiscal year ended December 31, 2017, regardless of compensation level, (ii) two most highly compensated executive officers whose total compensation exceeded $100,000 other than our PEO who were serving as executive officers at the end of the fiscal year ended December 31, 2017 and (iii) two additional individuals for whom disclosure would have been provided pursuant to paragraph (m)(2)(ii) of Item 402 of Regulation S-K but for the fact that the individual was not serving as an executive officer of the Company at the end of the fiscal year ended December 31, 2017 (collectively, the “named executive officers”)

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended December 31,	Salary ($) (1)	Bonus ($)		Total Compensation ($)
Jack Riedel	2017	200,000		-	200,000
Chairman and CEO, and CFO
Bruce Carter	2017	200,000	-		200,000
Director and CTO
Mark Shedd	2017	180,000	-		180,000
, Chief Marketing Officer

(1)Salaries will commence once the Company raises capital under this offering, and/or generates revenues.

(2)On October 19, 2017, the Company issued 8,937,500 shares restricted Common Stock to Mr. Maust.

Christopher N. Persson resigned from the Company on April 2, 2018. On October 19, 2017, the Company issued 5,707,000 shares restricted Common Stock to Christopher Persson in consideration of intended services to be rendered to the Company, per Board resolution on April 2, 2018, in accordance with the bylaws of the Corporation and with unanimous consent, the Board of Directors cancelled 3,900,000 restricted shares out of the 5,707,000 restricted shares previously issued to Christopher N. Persson, to leave him with a share balance of 1,807,000 restricted shares.

(3)Jack Riedel has been serving as the Chairman and Chief Executive Officer and CFO of the Company since October 19, 2017. On October 19, 2017, the Company issued 10,494,250 shares, and on April 25, 2018 the company issued additional 4,890,055 restricted Common Stock to Jack Riedel in consideration for services rendered to the Company.  Mr. Riedel’s salary compensation will commence at the start of operation.

(4)On April 11, 2018, the Company issued 1,611,111 shares restricted Common Stock to Bruce Carter in consideration for services rendered.  Mr. Carter’s salary compensation will commence at the start of operation.

(5)On April 11, 2018, the Company issued 183,334 shares restricted Common Stock to Mark Shedd in consideration for services rendered.  Mr. Shedd’s salary compensation will commence at the start of operation.

The company issued 500,000 additional shares to Adamson Brothers on February 15, 2018 with the total of 2,500,000 shares issued as of February 15th, 2018.

The Company issued the foregoing securities in reliance upon Section 4(a)(2) of the Securities Act.

Employment Agreements

The company has employment agreements in place.

Compensation of Directors

We do not compensate our directors for attendance at meetings. We reimburse our officers and directors for reasonable expenses incurred during the course of their performance. We have no long-term incentive plans in place at the moment, but reserve the right to put one in place in the future.

Our board of directors currently consists of Jack Riedel (Chairman), Bruce Carter and Dr. David S. Richardson.  On October 19, 2017, we issued Jack Riedel 10,494,250 shares of Common Stock, David Maust 8,937,500 shares of Common Stock and Dr. Richardson 2,076,750 shares of Common Stock in consideration for services rendered to the Company, and on April 25, 2018 we issued additional 4,890,055 to our CEO Jack Riedel. On April 11, 2018, the Company issued 183,334 shares restricted Common Stock to Mark Shedd in consideration for services rendered, On April 11, 2018, the Company issued 1,611,111 shares restricted Common Stock to Bruce Carter in consideration for services rendered. Jack Riedel and David Maust are co-founders of the Company and all have been serving the company since its inception, in a variety of capacities. Dr. Richardson is a Co-Founder and Director of the Company.

Executive Compensation Philosophy

We believe that Lykuid is at the beginning of its journey and that for us to be successful we must hire and retain people who can continue to develop our strategy, quickly innovate and develop new business opportunities by leveraging the unique technology we have in hand, and constantly enhancing our business model. To achieve these objectives, we need a highly talented team. We also expect our executive team to possess and demonstrate strong leadership and management capabilities.

Stock Option Plan

We do not have a stock option plan but we reserve the right to implement one.

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan.

Employee Benefit Plans

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees, consultants and directors with the financial interests of our shareholders. In addition, we believe that our ability to grant options and other equity-based awards helps us to attract, retain and motivate employees, consultants and directors and encourages them to devote their best efforts to our business and financial success.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following tables set forth the ownership, as of the date of this Offering Circular, of our Common Stock by each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, our executive officers, directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise shared.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our Common Stock listed below have sole voting and investment power with respect to the shares shown.

	Amount and Nature of Beneficial Ownership (2)	Percent of class Before Offering (3)
Name of Beneficial Owner (1)			Percent of class After Offering (4)

Directors and Officers:
Jack Riedel Chairman, Chief Executive Officer and CFO	15,384,305	47.33%	37.29%

Bruce Carter Director and Chief Technology Officer	1,611,111	4.95%	3.90%

Mark Shedd Chief Marketing Officer	183,334	0.56%	0.44%

Dr. David Richardson Director	2,076,750	6.39%	5.03%

All officers and directors as a group:	19,255,500	59.24	46.68%

Other Shareholders
Christopher Persson	1,807,000	5.56%	4.38%

David Maust Co founder	8,937,500	27.50%	21.66%
Andy Altahawi Consultant	2,500,000	7.69%	6.06%

All shareholders:	32,500,000	100%	78.78%

(1)	Unless otherwise noted, the address of the beneficial owner is c/o Lykuid, Inc., 1688 Meridian Ave., Suite 700, Miami Beach, FL 33139 and at 600 Anton Blvd. 11th Floor, Costa Mesa, CA 92614,
(2)	Unless otherwise indicated, all shares are owned directly by the beneficial owner.
(3)	Based on 32,500,000 shares of Common Stock outstanding as of the date of this Offering Circular.
(4)	Based on 41,250,00 shares of Common Stock outstanding upon the completion of this Offering, assuming all 8,750,000 shares of Common Stock offered in this Offering are sold.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been no public market for our Common Stock. Future sales of substantial amounts of our Common Stock in the public market could adversely affect market prices. Upon completion of this Offering, we will have outstanding an aggregate of 41,250,000 shares of Common Stock, assuming all 8,750,000 offered for sale are Sold. Of these shares, the 8,750,000 shares sold in this Offering will be freely tradeable without restriction or further registration under the Securities Act, except that any shares purchased by our "affiliates," as that term is defined in Rule 144 of the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below. All other outstanding shares not sold in this Offering will be deemed "restricted securities" as defined under Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act, which rules are summarized below.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least one year, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the three months preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or

•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person with the SEC of a notice on Form 144 with respect to the sale;

provided that, in each case, we have been subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Persons replying on Rule 144 to transact in our Common Stock must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

We are a “shell company” within the meaning of Rule 405 under the Securities Act due to the fact that we have nominal assets and nominal operations.  A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144.  “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this Offering Circular, but without an offering of securities.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Since the Company’s inception on December 31, 2017, the Company issued notes to fund its operations.  Between October 19th, 2017 and December 31, 2017, three notes were issued, for 19,000.00, 15,000.00 and 5,000.00 from affiliates for the aggregate principal amount of $39,000.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the consummation of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

SECURITIES BEING OFFERED

Shares

This Offering relates to the sale of up to 8,750,000 shares of Common Stock of the Company. We may endeavor to sell all 8,750,000 shares after this Offering becomes qualified. Currently, the Company does not qualify for a listing of its Common Stock on any major national stock exchange of automated quotation system.

Capital Stock

Our authorized capital stock consists of 100,000,000 shares of Common Stock, $0.0001 par value per share. As of the date of this Offering Circular, we had 32,500,000 shares of Common Stock outstanding.  There are no shares of preferred stock authorized. The following is a summary of the rights of our capital stock as provided in our Articles of Incorporation and bylaws. For more detailed information, please see our Articles of Incorporation and bylaws which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Common Stock

As of the date of this Offering Circular, there were 32,500,000 shares of Common Stock issued and outstanding.

Voting Rights. The holders of the Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Under our Articles of Incorporation and bylaws, our shareholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends. Subject to preferences that may be applicable to any then-outstanding preferred stock (in the event we create preferred stock), holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock that may be created in the future.

Other Rights. Holders of Common Stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may create in the future.

Lykuid, Inc.

(a Florida corporation)

Audited Financial Statements

For the period of October 12, 2017 (inception) through December 31, 2017

Prepared by:

IndigoSpire CPA Group, LLC Aurora, CO

Financial Statements Lykuid, Inc.

Table of Contents

Independent Accountant’s Review ReportFS-3

Financial Statements and Supplementary Notes

Balance Sheet as of December 31, 2017 FS-5

Income Statement for the period of October 12, 2017 (inception) through December 31, 2017

Statement of Changes in Shareholders’ Equity for the period of October 12, 2017 (inception) through December 31, 2017

Statement of Cash Flows for the period of October 12, 2017 (inception) through December 31, 2017

Notes and Additional Disclosures to the Financial Statements as of December 31, 2017

FS-6 FS-7 FS-8 FS-9

INDEPENDENT AUDITOR’S REPORT

April 19, 2018

To:Board of Directors, Lykuid, Inc.

Attn: John Riedel

Re:2017 Financial Statement Year End Audit Lykuid, Inc.

We have audited the accompanying financial statements of Lykuid, Inc. (a corporation organized in the State of Florida) (the “Company”), which comprise the balance sheets as of December 31, 2017, and the related statements of income, retained earnings, and cash flows for the period of October 12, 2017 (inception) and ending December 31, 2017, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations, shareholders’ equity and its cash flows for the period October 12, 2017 (inception) through December 31, 2017 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in the Notes to the Financial Statements, the Company is a business that has not yet commenced its planned operations, has incurred costs, and has not generated any revenues while seeking to raise capital under Title IV of the JOBS Act. Considering these factors, there exist substantial doubt as to whether the Company can continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty and we provide no opinion at this time about whether the Company will be successful in its plans to continue as a going concern.

Sincerely,

IndigoSpire CPA Group

IndigoSpire CPA Group, LLC Aurora, Colorado

LYKUID, INC. BALANCE SHEET

As of December 31, 2017

See accompanying Auditor’s Report and Notes to these Statements

ASSETS

Current Assets:
Cash and cash equivalents	$479
Proceeds receivable from convertible note issuance	10,000
Deferred offering costs	25,000
Total Current Assets	479
TOTAL ASSETS	$35,479
LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Current Liabilities:
Advances payable to management	$13,288
Convertible notes	49,000
Total Current Liabilities	62,288

Non-current Liabilities:

None0

TOTAL LIABILITIES 62,288

Stockholder’s Equity:

Common Stock: 100,000,000 shares authorized,

32,500,000 shares issued as of December 31, 2017	100
Retained earnings	(26,909)
Total Stockholder’s Equity	(26,809)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY $35,479

The accompanying Notes are an important and integral part of the financial statements

LYKUID, INC. STATEMENT OF OPERATIONS

For the period of October 12, 2017 (inception) to December 31, 2017 See accompanying Notes and Auditors’ Report

2017

                                 Revenues$       0

Cost of revenues	0
Gross Profit (Loss)	0
Operating Expenses: Professional fees	2,500
Organizational expenses	24,409
Total Operating Expenses	(26,909)
Operating Income	(26,909)
Provision for Income Taxes	0
Net Income	(26,909)

The accompanying Notes are an important and integral part of the financial statements

LYKUID, INC.

STATEMENT OF STOCKHOLDER’S EQUITY

For the period of October 12, 2017 (inception) to December 31, 2017 See accompanying Notes and Auditors’ Report

Common Stock

Number of

Shares $

Additional Paid-In

Capital

Accumulated

 Deficit

Total Stockholder’s Equity

 (Deficit)

As of October 12, 2017

0$0$0$0$0

Issuance of common stock

to management32,500,000100100

Net Income 0 0 0 (26,909) (26,909) Balance as of

December 31,

2017 32,500,000$100$0$(26,909)$(26,809)

The accompanying Notes are an important and integral part of the financial statements

LYKUID, INC. STATEMENT OF CASH FLOWS

For the period of October 12, 2017 (inception) to December 31, 2017 See accompanying Notes and Auditors’ Report

Cash Flows from Operating Activities

Net Loss$(26,909)

Adjustments to reconcile net loss to net cash used in operating activities:

Changes in operating assets and liabilities:

(Increase) Decrease in deferred offering costs	(25,000)
Increase (Decrease) in advances payable to management	13,288
Net Cash Used in Operating Activities	(38,621)

Cash Flows from Investing Activities

None 0

Net Cash Used in Investing Activities 0

Cash Flows from Financing Activities

Issuance of common stock	100
Issuance of convertible notes	39,000
Net Cash Provided by Financing Activities	39,100
Net Change In Cash and Cash Equivalents	478
Cash and Cash Equivalents at Beginning of Period	0
Cash and Cash Equivalents at End of Period	$ 478
Supplemental Disclosure of Cash Flow Information Cash paid for interest	$ 0
Cash paid for income taxes	0
Convertible note issued with cash proceeds not yet received	$10,000

The accompanying Notes are an important and integral part of the financial statements

LYKUID, INC.

NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017

See accompanying Auditors’ Report

NOTE 1 - NATURE OF OPERATIONS

Lykuid, Inc. (which may be referred to as the “Company,” “we,” “us,” or “our”) researches and develops artificial intelligence algorithms for online firms.

The Company incorporated in October 2017 in the State of Florida. The Company did not begin operations until 2017. John “Jack” Riedel serves as the Company’s primary executive.

Since Inception, the Company has relied on securing convertible notes to fund its operations. As of December 31, 2017, the Company had little working capital and will likely incur losses prior to generating positive working capital. These matters raise substantial concern about the Company’s ability to continue as a going concern (see Note below). During the next 12 months, the Company intends to fund its operations with funding from a securities offering under Title IV of the JOBS Act (“Reg. A+ Offering”) and funds from revenue producing activities, if and when such can be realized. If the Company cannot secure additional short-term capital, it may cease operations.

These financial statements and related notes thereto do not include any adjustments that might result from these uncertainties.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("GAAP").

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the footnotes thereto. Actual results could differ from those estimates. It is reasonably possible that changes in estimates will occur in the near term.

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include: recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations. As of December 31, 2017, the Company is operating as a going concern. See Note 1 and Note 5 for additional information.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of December 31, 2017, the Company had $478 in a corporate checking account.

Receivables and Credit Policy

Trade receivables from customers are uncollateralized customer obligations due under normal trade terms, primarily requiring payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customer.  As a result, the Company believes that its accounts receivable credit risk exposure is limited and it has not experienced significant write-downs in its accounts receivable balances. As of December 31, 2017, the Company did not have any outstanding accounts receivable as it has not yet begun operations as of December 31, 2017.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets which range from three to five years.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. The Company had not acquired any fixed assets as of December 31, 2017.

Income Taxes

Income taxes are provided for the tax effects of transactions reporting in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, inventory, property and equipment, intangible assets, and accrued expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized.

The Company is taxed as a “C” Corporation. As the Company has only incurred administrative costs and has not earned any taxable income, accrued income tax would result in a deferred tax asset. Because of the uncertainty of the Company being able to be utilized that deferred tax benefit, there is a full valuation allowance against that deferred tax asset at this time. Management will evaluate the appropriateness of that valuation allowance from time to time.

The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions. As of December 31, 2017, the unrecognized tax benefits accrual was zero.

The Company is current with its federal and state income tax filing obligations.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee for the arrangement is fixed or determinable and collectability is reasonably assured. As of December 31, 2017, the Company had recognized no sales.

Advertising Expenses

The Company expenses advertising costs as they are incurred.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

Software Development Costs

The Company applies the principles of ASC 985-20, Software-Costs of Computer Software to be Sold, Leased, or Otherwise Marketed (“ASC 986-20”). ASC 985-20 requires that software development costs be charged to research and development expense until technological feasibility is established. With the Company’s current technology, technological feasibility of the underlying software is not established until substantially all product development and testing is complete, which generally includes the development of a working model. Prior to a product’s release, if and when the Company believes capitalized costs are not recoverable, the costs capitalized to date will be expensed as part of cost of sales.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-09, "Revenue from Contracts with Customers". Under this guidance, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. The updated standard will replace most existing revenue recognition guidance under U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. Early adoption is not permitted. The updated standard for nonpublic entities will be effective after  December 15, 2018, and interim periods within annual periods beginning after December 15, 2019.   We are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

In February 2016, FASB issued ASU No. 2016-02, Leases, that requires organizations that lease assets, referred to as "lessees", to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2016-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, and early application is permitted. We are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

In August 2016, FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230).” ASU 2016-15 provides classification guidance for certain cash receipts and cash payments including payment of debt extinguishment costs, settlement of zero-coupon debt instruments, insurance claim payments and distributions from equity method investees. The standard is effective on January 1, 2018, with early adoption permitted. The Company is currently in the process of evaluating the impact the adoption will have on its financial statements and related disclosures.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our balance sheet.

NOTE 3 – INCOME TAX PROVISION

The Company has not filed a corporate or state income tax return since the Company was not operational as of a calendar year end and therefore a tax return has not yet been required to be filed. Tax returns once filed will remain subject to examination by the Internal Revenue Service under the statute of limitations for a period of three years from the date it is filed.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

Legal Matters

Company is not currently involved with and does not know of any pending or threatening litigation against the Company or founders.

As discussed below, the Company has engaged with certain service providers in conjunction with the planned Reg. A+ securities offering. The Company is obligated to pay approximately $20,000 in payments for services upon a successful raise of funds under the Reg. A+ securities offering.

NOTE 5 – GOING CONCERN

These financial statements are prepared on a going concern basis. The Company began operation in 2017 and therefore did not incur any profit as of December 31, 2017. The Company’s ability to continue is dependent upon management’s plan to raise additional funds (see Note 9) and achieve profitable operations. The financial statements do not include any adjustments that might be necessary if the Company is not able to continue as a going concern.

NOTE 6 – STOCKHOLDER’S EQUITY

Issuance of Common Stock

The Company issued 32,500,000 shares of the Company’s common stock to the management team and other founders.

NOTE 7 – CONVERTIBLE NOTES

The Company has issued $49,000 of 8 percent convertible notes (the “Notes”) due July 1, 2018 and classified as a current liability on the balance sheet. Interest begins accruing on April 1, 2018. The holders of the Notes have the option at any time to convert the Notes to shares of common stock at a conversion price that is 1/3 (one-third) of the average closing bid price for the Company’s stock as quoted on any major national exchange or automatic quotation system.

The Company issued $10,000 of the $49,000 during the last week of 2017 and had not yet received the cash proceeds of that note’s issuance. Accordingly, the Company has recorded a $10,000 convertible note proceeds receivable as a current asset during the current period.

As of the auditor’s report date, no Notes have been converted to common stock.

NOTE 8 – DEFERRED OFFERING COSTS

The Company complies with the requirements of ASC 340-10. The Deferred Offering Costs of the Company consist solely of legal and consulting fees incurred in connection with the capital raising efforts of the Company. Under ASC 340-10, costs incurred are capitalized until the offering whereupon the offering costs are charged to shareholders’ equity or expensed. The Company has incurred $25,000 of Deferred Offering Costs as of December 31, 2017.

NOTE 9 – SUBSEQUENT EVENTS

Anticipated Crowdfunded Offering

The Company is offering securities through the Reg. A+ Offering of up to $50 million. Prior to the sale of any securities, the Company must be qualified by the US Securities and Exchange Commission.  That process is uncertain and make take an extended period of time. The Company has engaged with certain service providers under customary terms, including upfront cash payments and amounts contingent upon a successful campaign, to assist in the crowdfunded offering.

Additional Common Equity Issuance

In the first quarter of 2018, the Company issued 500,000 common shares of equity in exchange for $50,000. The Company is obligated to make a special payment of $150,000 to the holder of these shares after the crowdfunding campaign.

Management’s Evaluation

Management has evaluated subsequent events through April 19, 2018, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Indemnification of Officers and Directors

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Florida

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Florida law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

RECENT SALES OF UNREGISTERED SECURITIES

On October 19, 2017, the Company issued 8,937,500 shares restricted Common Stock with a par value of $.0001, presenting his equity position to a Co-Founder, David Maust.

On October 19, 2017, the Company issued 10,494,250 shares restricted Common Stock with a par value of $.0001, to our Chairman of the Board and CEO and CFO, Jack Riedel, and his salary compensation will commence at the start of operation.

On October 19, 2017, the Company issued 5,707,000 shares restricted Common Stock with a par value of $.0001, to our former COO/CFO, Christopher Persson.

On October 19, 2017, the Company issued 2,076,750 shares restricted Common Stock with a par value of $.0001, to our Director, David Richardson.

On April 2, 2018 Christopher N. Persson resigned from the Company. On October 19, 2017, previously the Company issued 5,707,000 shares restricted Common Stock to Christopher Persson in consideration of intended services to be rendered to the Company, per Board resolution on April 2, 2018, in accordance with the bylaws of the Corporation and with unanimous consent, the Board of Directors cancelled 3,900,000 restricted shares out of the 5,707,000 restricted shares previously issued to Christopher N. Persson, to leave him with a share balance of 1,807,000 restricted shares.

Jack Riedel has been serving as the Chairman, Chief Executive Officer and CFO of the Company since October 19, 2017. On October 19, 2017, the Company issued 10,494,250 shares, and on April 25, 2018 the company issued additional 4,890,055 restricted Common Stock to Jack Riedel in consideration for services rendered to the Company.  Mr. Riedel’s salary compensation will commence at the start of operation.

On February 15, 2018, the company issued 2,500,000 shares to Andy Altahawi/Adamson Brothers per October 2017 agreement and its February 15th, 2018 amendment.

On April 11, 2018, the Company issued 1,611,111 shares restricted Common Stock to Bruce Carter in consideration for services rendered.  Mr. Carter’s salary compensation will commence at the start of operation.

On April 11, 2018, the Company issued 183,334 shares restricted Common Stock to Mark Shedd in consideration for services rendered.  Mr. Shedd’s salary compensation will commence at the start of operation.

On April 25, 2018, the company issued additional 4,890,055 to Chairman of the Board, Jack Riedel, for services rendered.

On April 25, 2018, the company canceled the issuance of 5,284,500 shares restricted common stock with a par value of $.0001, to 72 persons previously issued on October 19th, 2017.

The Company issued the foregoing securities in reliance upon Section 4(a)(2) of the Securities Act.

1EXHIBITS TO OFFERING STATEMENT

Exhibit No.	Description

1A-2A	Certificate of Incorporation (*)
1A-2B	By-laws (*)
1A-12	Legal Opinion & Consent (*)
1A-4 1A-11 1A-EX	Sample Subscription Agreement (*) Consent of the Public Accountant (1) Amended Consultancy Agreement (1)

(1) (*)	Filed herewith. Previously filed.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized in Miami Beach, FL on April 25, 2018.

LYKUID, INC.

By:	/s/ Jack Riedel
Name:	Jack Riedel
Title:	Chairman, Chief Executive Officer, CFO
Date:

This Offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jack Riedel Jack Riedel	Chairman of the Board, CEO (Principal Executive Officer) and CFO.	April 25, 2018

/s/ Bruce Carter. Jack Riedel	Director and Chief Technology Officer	April 25, 2018

/s/ Mark Shedd Mark Shedd	Chief Marketing Officer	April 25, 2018